Exhibit 10.1

MASTER CONVEYANCE OF OVERRIDING ROYALTY INTEREST

BY AND BETWEEN

MCMORAN OIL & GAS LLC, AS GRANTOR

AND

GULF COAST ULTRA DEEP ROYALTY TRUST, AS GRANTEE

DATED

JUNE 3, 2013

TABLE OF CONTENTS

		PAGE

	ARTICLE I
	CERTAIN DEFINITIONS AND REFERENCES

1.1	Certain Defined Terms	1

1.2	References and Titles	10

	ARTICLE II
	LIMITED TERM OVERRIDING ROYALTY CONVEYANCE

2.1	Grant of Overriding Royalty Interest; Termination	10

2.2	Overriding Royalty Percentage	13

2.3	Filing Fees	14

2.4	Measurement	14

2.5	Counterparts and Recording	15

2.6	Compliance Reports	15

	ARTICLE III
	CERTAIN MATTERS RELATED TO THE SUBJECT INTERESTS

3.1	Abandonments	15

3.2	Contracts with Affiliates	16

3.3	Right to Use Wellbores	16

3.4	Amendment of Drilling or Spacing Units/Unitization	16

3.5	Operations	16

3.6	Leases	17

3.7	Mortgages and Security Interests	18

	ARTICLE IV
	PAYMENTS

4.1	Payments	18

4.2	Burden-Free Royalty	19

4.3	Tax Withholding	19

	ARTICLE V
	ASSIGNMENT

5.1	Assignment by Grantee	19

5.2	Assignment by Grantor	20

5.3	Covenant Running with the Land	20

5.4	Special Trust Assignment	20

5.5	Preferential Right to Purchase in Favor of Grantor	21

i

TABLE OF CONTENTS

(CONT.)

		PAGE

	ARTICLE VI
	ACCESS TO BOOKS AND RECORDS; CONFIDENTIALITY

6.1	Books and Records	22

6.2	Confidentiality	23

	ARTICLE VII
	DISCLAIMERS

7.1	DISCLAIMERS	24

	ARTICLE VIII
	TERMINATION

8.1	Termination of Overriding Royalty Interest	24

8.2	Termination of Leases	24

	ARTICLE IX
	REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION, REMEDIES

9.1	Representations, Warranties and Covenants of Grantor	24

9.2	Indemnity	26

	ARTICLE X
	MISCELLANEOUS

10.1	Governing Law	27

10.2	No Personal Liability by Grantee	28

10.3	Nature of Overriding Royalty Interest; Intentions of the Parties	28

10.4	Notices	28

10.5	Amendments	29

10.6	Counterparts	30

10.7	Binding Effect	30

10.8	Partition	30

10.9	Partial Invalidity	30

10.10	Effective Date	30

10.11	Recording	30

10.12	No Third Party Beneficiaries	31

10.13	Limitation of Liability	31

Exhibit A – Prospect Areas/Scheduled Working Interest

Exhibit B – First RC Leases

Exhibit C – Form of Recordable Conveyance

Exhibit D – Recordable Memorandum

ii

MASTER CONVEYANCE OF OVERRIDING ROYALTY INTEREST

THIS MASTER CONVEYANCE OF OVERRIDING ROYALTY INTEREST (this “Master Conveyance” or this “Agreement”) dated as of June 3, 2013 is made by and between McMoRan Oil & Gas LLC, a limited liability company organized under the laws of the state of Delaware and a wholly owned subsidiary of McMoRan Exploration Co., as Grantor, and Gulf Coast Ultra Deep Royalty Trust, a statutory trust formed under the laws of the state of Delaware, as Grantee.

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings given such terms in Article I below; and

WHEREAS, Grantor is the owner of certain oil, gas and/or mineral properties; and

WHEREAS, Grantor desires to convey to Grantee the Overriding Royalty Interest;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Grantee agree as follows:

ARTICLE I

CERTAIN DEFINITIONS AND REFERENCES

1.1 Certain Defined Terms. When used in this Master Conveyance, the following terms shall have the respective meanings assigned to them in this Section 1.1:

“Add-On Leases” shall mean (a) each Lease (or interest in a Lease) that (i) is not an Existing Subject Interest and (ii) in which an interest (or additional interest) is acquired by Grantor or any of its Affiliates during the Grant Period and (b) following the Grant Period, any Lease taken upon or in anticipation of expiration or termination of any Lease (if executed and delivered during the term of or within one year after expiration of the predecessor Lease), insofar only as any such replacement lease covers the Subject Formations under the same lands described in the original Lease.

“Affiliate” shall mean, with respect to any Person, (a) any other Person directly or indirectly owning, controlling or holding with power to vote more than 50% of the outstanding voting securities of such Person, (b) any other Person more than 50% of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, and (c) any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that in no case shall any Unitholder (as defined in the Trust Agreement) be deemed an Affiliate of the Trust.

“Agreed Rate” shall mean, for and during each calendar month, the prime rate published under “Money Rates” in the Wall Street Journal on the first day of such calendar month for which such a prime rate is so published, or if the Wall Street Journal shall cease publication or cease publishing the “prime rate” on a regular basis, such other regularly published average prime rate applicable to commercial banks as is acceptable to the Trustee in its reasonable discretion.

“BOEM” shall mean the United States Bureau of Ocean Energy Management.

“Claims” shall have the meaning given such term in Section 9.2(b).

“Code” shall have the meaning given such term in Section 10.3.

“Depositor” shall mean Freeport-McMoRan Copper & Gold Inc.

“ED Unrecorded Leases” shall mean all Leases in which Grantor or any Affiliate of Grantor holds any interest (directly or through any agent or nominee) as of the Effective Date, other than the First RC Leases.

“Effective Date” shall have the meaning given such term in Section 10.10.

“Effective Time” shall have the meaning given such term in Section 2.1(f).

“End Date” shall mean June 3, 2033.

“Excepted Permitted Lien” shall mean (i) any Permitted Lien created or caused by Grantee or (ii) other than any Permitted Lien created by, through or under Grantor or its Affiliates, any Permitted Lien which creates a defect in the title of Grantor or any of its Affiliates in, to or under any Subject Interest that reduces the Working Interests of Grantor or its Affiliates with respect to any Subject Interests, other than any such defect or reduction in Working Interest occurring after the Effective Date arising as a result of any non-payment by Grantor or its Affiliates of any financial obligation which Grantor or its Affiliates has assumed or otherwise is obligated to pay (whether under an operating agreement existing at the time Grantor or its Affiliate acquired an interest in the Subject Interest, by contract or otherwise).

“Existing Subject Interests” shall mean all right, title and interest of Grantor and its Affiliates in, to or under any Lease as of the Effective Date (whether held directly or through an agent or nominee), including all First RC Leases and ED Unrecorded Leases, insofar, and only insofar as such right, title or interest covers Hydrocarbons produced or that may be produced from the Subject Formation(s) from and after the Effective Date; provided, however, that such interest shall not include any right, title or interest of Grantor or its Affiliates in and to any personal property, fixtures, structures or equipment.

“First RC Leases” shall mean the Leases set forth on Exhibit B.

“Gas” shall mean natural gas, coalbed methane and other gaseous hydrocarbons.

“Governmental Authority” shall mean the country, the state, county or parish, city and political subdivisions in which any Person or such Person’s property is located or which exercises valid jurisdiction over any such Person or such Person’s property, and any court, agency, department, commission, board, bureau or instrumentality of any of them which exercises valid jurisdiction over any such Person or such Person’s property.

“Grant Period” shall mean a period of time from the Effective Date through the earlier of (i) December 5, 2017, or (ii) the Termination Date.

“Grantee” shall mean the Trust, as the Person named in the preamble to this Master Conveyance as grantee, and its successors and assigns and any wholly-owned subsidiary of the Grantee designated as a Grantee in writing to Grantor by the Grantee for purposes of this Master Conveyance.

“Grantor” shall mean the Person named in the preamble of this Master Conveyance as grantor, and its successors and assigns.

“Gross Proceeds” shall mean an amount equal to the Market Value of all sales of Production plus proceeds received on account of any Production lost, (a) after deduction or withholding of Specified Taxes allocable to such Production or such sale thereof, and (b) minus any Specified Post-Production Costs allocable to such Production.

“Hydrocarbons” shall mean Oil and Gas.

“Laws” shall mean all local, state, federal, foreign and international laws, rules, regulations, treaties, guidelines, permits, orders, judicial and administrative decisions and other legally enforceable requirements.

“Lease” shall mean any Oil, Gas and/or other mineral lease covering or otherwise related to all or any portion of (a) a Prospect Area, (b) any area with which all or any portion of a Prospect Area is aggregated by unitization, pooling or similar aggregation principles, (c) all other rights in, to or under any other instrument or fee tract related to, and all other rights to drill for, develop and produce Hydrocarbons from, a Prospect Area and any area with which all or any portion of a Prospect Area is aggregated by unitization, pooling or similar aggregation principles, and (d) following the Grant Period, any replacement lease taken upon or in anticipation of expiration or termination of any such Lease (if executed and delivered during the term of or within one year after expiration of the predecessor Lease), insofar only as any such replacement lease covers the Subject Formations under the same lands described in the original Lease.

“Lease Burdens” shall mean royalties, overriding royalties (other than the Overriding Royalty Interests), net profits interests, production payments and other burdens on Production.

“Lien” shall mean, with respect to any property or assets, any right or interest therein of a party to secure liabilities owed to it or any other arrangement with such party that provides for the payment of such liabilities out of such property or assets or that allows such party to have such liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise. “Lien” also means (a) any production payment or other similar burden on the Hydrocarbons attributable to the Subject Interests, and (b) any filed financing statement or other filing, notice, arrangement or action that would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement or other filing is filed, such notice is given, or such arrangement or action is undertaken before or after such Lien exists.

“Market Value” shall mean, with respect to any Production and without duplication, the sum of (a) the proceeds received by Grantor (or any Affiliate or agent of Grantor that markets the Production on behalf of Grantor or its Affiliates, Grantee or any owner of a Lease Burden) from the first sale of such Production to a Non-Affiliate, regardless of the location of such sale (whether on the applicable land subject to the Leases or at any point downstream) and (b) all proceeds from the sale of Hydrocarbons attributable to Lease Burdens (to the extent a Lease Burden burdens the Subject Interests), if not marketed by Grantor or any Affiliate or agent of Grantor and whether received by Grantor, its Affiliates, or not, based on pricing received by Grantor.

“Memorandum” shall have the meaning given such term in Section 10.11(b).

“Net Acres” shall mean, with respect to any Lease under which the Subject Interests exist, a number of net acres calculated as (i) the total number of gross acres covered by the Subject Interests existing under such Lease, multiplied by (ii) the lessor’s ownership percentage in the mineral estate with respect to the Subject Formations covered by such Subject Interests multiplied by (iii) the Grantor’s and its Affiliates’ Working Interest with respect to such Subject Interests.

“NC-Acquired WI” shall have the meaning given such term in Section 3.5(b).

“Non-Affiliate” shall mean with respect to Grantor, any Person who is not an Affiliate of Grantor.

“Non-Consent Hydrocarbons” shall mean those Hydrocarbons produced from a Subject Interest during the applicable period of recoupment or reimbursement pursuant to a Non-Consent Provision covering that Subject Interest, which Hydrocarbons have been relinquished to the consenting party or participating party, other than Grantor or its Affiliates, under the terms of such Non-Consent Provision as the result of an election by Grantor or its Affiliates not to participate in a particular operation, and at such time as Grantor’s or its Affiliates’ back-in interest is applicable (such that Grantor’s or its Affiliates’ interest is entitled to a share of such Hydrocarbons) such Hydrocarbons no longer shall constitute Non-Consent Hydrocarbons.

“Non-Consent Provision” shall mean a contractual provision contained in an applicable operating agreement, unit operating agreement, contract for development, or other similar instrument that is a Permitted Lien under clause (e) of the definition of Permitted Lien, which provision covers non-consent operations and provides for relinquishment of Hydrocarbon production by non-consenting or non-participating parties during a period of recoupment or reimbursement of costs and expenses of the consenting or participating parties.

“Oil” shall mean crude oil, condensate and other liquid or liquefiable hydrocarbons.

“ORRI Purchase Notice” shall have the meaning given such term in Section 5.5(g).

“ORRI Purchase Option” shall have the meaning given such term in Section 5.5(g).

“ORRI Purchase Option Closing” shall have the meaning given such term in Section 5.5(g).

“ORRI Purchase Price” shall be an amount in cash equal to (i) $10.00 (appropriately adjusted for subdivisions, splits or combinations as provided in the Trust Agreement) multiplied by (ii) the aggregate number of outstanding Units (as such term is defined in the Trust Agreement), other than (A) the Units held of record by Depositor or any Subsidiary of Depositor and (B) Company Convertible Units (as such term is defined in the Trust Agreement), as of the date of the closing of the ORRI Transfer by the Trust.

“ORRI Transfer” shall mean any transfer of the Overriding Royalty Interests by the Trust other than a transfer pursuant to Section 5.4.

“Outer Continental Shelf Lands Act” shall mean the Outer Continental Shelf Lands Act of 1953, 43 U.S.C. §§ 1331-1356, as amended.

“Overriding Royalty Interest” shall mean an overriding royalty interest as created by each of the Recordable Conveyances delivered to Grantee pursuant to this Master Conveyance.

“Overriding Royalty Payment Percentage” shall have the meaning given such term in Section 2.2(b).

“Overriding Royalty Percentage” shall have the meaning given such term in Section 2.2(a).

“Permitted Liens” shall mean, with respect to the Overriding Royalty Interest and the grant of the Overriding Royalty Interest pursuant hereto (in the case of (a), (d), (e)(1), (f), (g), (h), (i), (j) and (k) and (l)) and, with respect to the real property interest on which the Overriding Royalty Interest is granted only and not with respect to the Overriding Royalty Interest (in the case of (b), (c) and (e)(2)):

(a) statutory Liens for taxes, assessments or other governmental charges or levies that are not yet delinquent or that are being contested in good faith by appropriate action;

(b) statutory Liens for operators’, carriers’, warehousemen’s, repairmen’s, mechanics’, materialmen’s, or other like Liens, in each case only to the extent arising by operation of law in the ordinary course of business, that do not secure obligations that are delinquent and that do not in any case secure indebtedness for borrowed money or similar obligations;

(c) Liens and other encumbrances existing on the later of (i) the Effective Date and (ii) the date Grantor acquires its interest in the applicable Subject Interest so long as such Liens and other encumbrances neither (x) secure indebtedness for borrowed money or similar obligations or any obligations of any kind, in each case, of Grantor or its Affiliates that are delinquent, nor (y) prevent Grantee from receiving the Overriding Royalty Interests in accordance with this Agreement and the applicable Recordable Conveyance, or the proceeds thereof;

(d) royalties, overriding royalties and other similar burdens or encumbrances to the extent they exist as to any Subject Interest as of the date of the Recordable Conveyance of such Subject Interest to the extent such do not prevent Grantee from receiving the Overriding Royalty Interest in accordance with the applicable Recordable Conveyance, or the proceeds thereof;

(e) Liens under operating agreements, unit agreements, unitization and pooling designations and declarations, farmout and farmin agreements, exploration agreements, area of mutual interest agreements, gathering and transportation agreements, processing agreements, and Hydrocarbon purchase contracts, and other contracts (excluding contracts for borrowed money, hedging contracts and other contracts with financial institutions) that (1) have been entered into in the ordinary course of the oil and gas business prior to the time the applicable Recordable Conveyance is first filed of record in the appropriate records of the BOEM or the applicable parish, provided that (i) any such Liens in favor of Grantor or any Affiliate of Grantor are Permitted Liens only to the extent that the Overriding Royalty Interest is expressly excluded therefrom and not subject thereto and (ii) any such Liens that secure obligations that are delinquent as of the date of the Recordable Conveyance conveying the applicable Overriding Royalty Interest are not Permitted Liens or (2) are entered into in the ordinary course of the oil and gas business after the time the applicable Recordable Conveyance is first filed of record in the appropriate records of the BOEM or the applicable parish, provided that (i) any such Liens are Permitted Liens only to the extent that the Overriding Royalty Interest is excluded therefrom and not subject thereto and (ii) any such Liens that secure obligations that are delinquent at the time of the grant of the Overriding Royalty Interest are not Permitted Liens;

(f) easements, surface leases and surface rights, plat restrictions, zoning Laws, restrictive covenants and conditions, and building and other land use Laws and similar encumbrances, none of which materially interferes with the development and operation of the property subject thereto for the production of Hydrocarbons or for the use for which the same are held;

(g) rights vested in or reserved to any Governmental Authority to regulate the Subject Interests, to terminate any right, power, franchise, license or permit afforded by such Governmental Authority, or to purchase, condemn, expropriate or designate a buyer of any of the Subject Interests;

(h) all rights to consent by, required notices to, filings with or other actions by Governmental Authorities in connection with the sale, disposition, transfer or conveyance of federal, state, or other governmental oil and gas leases or interests therein or related thereto, which cannot be unreasonably withheld or where the same are customarily obtained subsequent to the assignment, disposition or transfer of such oil and gas leases or interests therein, or such operations;

(i) required non-governmental third party consents to assignments which have been obtained or waived by the appropriate parties or which need not be obtained prior to an assignment or with respect to which consent cannot be unreasonably withheld and preferential rights to purchase which have been waived by the appropriate parties or for which the time period for asserting such rights has expired without the exercise of such rights;

(j) this Agreement;

(k) any Recordable Conveyance; and

(l) Liens created or caused by Grantee.

The references in this definition to Liens and other encumbrances apply only to the extent the same are valid and subsisting, and affect the Subject Interests, and shall not be deemed to recognize or create any rights in third parties.

“Person” shall mean an individual, partnership (whether general or limited), corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, bank, joint venture, firm or other entity.

“Production” shall mean all Hydrocarbons produced (or allocated or attributed to), saved and sold from the Subject Interests (on a take basis) (for the avoidance of doubt, including, without duplication, Hydrocarbons attributed to the Overriding Royalty Interest or any Lease Burden (to the extent a Lease Burden burdens the Subject Interests)) from and after the Effective Time, but excluding any (i) Hydrocarbons lost, flared or used for operating, development or production purposes in the ordinary course of business within the area covered by such Subject Interests or (ii) Non-Consent Hydrocarbons.

“Production Costs” shall have the meaning given such term in Section 4.2.

“Production Statement” shall have the meaning given such term in Section 4.1(a).

“Prospect Area” shall mean each area under the heading “Prospect Area” on Exhibit A.

“Prospect Area ORRI Average” means, as to each Prospect Area, Overriding Royalty Interests covering the number of net acres equal to (i) the total number of gross acres covered by the Leases within a Prospect Area under which the Subject Interests exist, to the extent covering the Subject Formations, multiplied by (ii) the lessor’s ownership percentage in the mineral estate with respect to the Subject Formations covered by such Subject Interests multiplied by (iii) the Scheduled Working Interest with respect to such Prospect Area.

“Prospect Area ORRI Deficiency” shall be deemed to exist with respect to a Prospect Area when the Overriding Royalty Interests granted with respect to Subject Interests within such Prospect Area cover a number of Net Acres less than the Prospect Area ORRI Average for such Prospect Area. For example, if the Scheduled Working Interest for a Prospect Area is 70% and the gross acres covered by the Leases within a Prospect Area under which the Subject Interests exists, to the extent covering the Subject Formations, are 20,000 and the lessor’s ownership percentage in the mineral estate with respect to the Subject Formations covered by such Subject Interests is 100%, the Prospect Area ORRI Average at that time is 14,000 (20,000 x 100% x 70%). If the Overriding Royalty Interest has been granted under one Subject Interest under a

Lease of 10,000 acres within such Prospect Area in which Grantor’s and its Affiliates’ Working Interest is 50% and another Subject Interest under a Lease of 10,000 acres (within the same Prospect Area) in which Grantor’s and its Affiliates’ Working Interest is 60% and, in each case, the ownership percentage in the mineral estate with respect to the Subject Formations covered by such Subject Interests is 100%, then the Overriding Royalty Interest will be granted with respect to 11,000 net acres ((10,000 x 100% x 50%) + (10,000 x 100% x 60%)), which is below the Prospect Area ORRI Average and therefore a Prospect Area ORRI Deficiency of 3,000 acres will be deemed to exist. If the Overriding Royalty Interest has been granted under one Subject Interest under a Lease of 20,000 acres within such Prospect Area in which Grantor’s and its Affiliates’ Working Interest is 80% and the lessor’s ownership percentage in the mineral estate with respect to the Subject Formations covered by such Subject Interests is 20%, and another Subject Interest under a Lease covering the same 20,000 acres in which Grantor’s and its Affiliates’ Working Interest is 80% and the lessor’s ownership percentage in the mineral estate with respect to the Subject Formations covered by such Subject Interests is 50%, then the Overriding Royalty Interest will be granted with respect to 11,200 net acres ((20,000 x 20% x 80%) + (20,000 x 50% x 80%)), which is below the Prospect Area ORRI Average and therefore a Prospect Area ORRI Deficiency of 2,800 acres will be deemed to exist.

“Quarterly Date” shall mean each January 1, April 1, July 1 and October 1 of each calendar year.

“Recordable Conveyance” shall mean a Conveyance of Overriding Royalty Interest, in the form of Exhibit C, between Grantor and Grantee, which assignment is delivered by Grantor to Grantee pursuant to Section 2.1 for filing in the files of the BOEM and/or in those parishes adjacent to or where the Subject Interests are located.

“Required Consent” shall have the meaning given such term in Section 9.1(d).

“Royalty” shall have the meaning given such term in Section 2.1(e).

“Royalty Company Indemnitees” shall have the meaning given such term in Section 9.2(a).

“SEC” shall mean the United States Securities and Exchange Commission.

“Scheduled Working Interest” shall mean, with respect to any Prospect Area listed on Exhibit A, the Working Interest set forth on Exhibit A under the heading “Scheduled Working Interest” that corresponds with such Prospect Area.

“SI Costs” shall have the meaning given such term in Section 4.2.

“Specified Post-Production Costs” shall mean any costs incurred for activities downstream of the wellhead for gathering, transporting, compressing, treating, handling, separating, dehydrating or processing the Production prior to sale, provided that (a) such costs are allocated on the same basis as and proportionately with Grantor’s and Grantee’s interests in the Production and the proceeds thereof, and (b) either (i) such costs are charged to Grantor by Non-Affiliates of Grantor or (ii) such costs are charged by Grantor or its Affiliates at current market rates as then available from Non-Affiliates on the same basis as provided in Section 3.2 herein.

“Specified Taxes” shall mean (a) production, severance, sales, excise and other similar taxes assessed upon, otherwise owing with respect to or measured by the amount or value of Hydrocarbons produced or the proceeds from the sale thereof excluding income taxes, and (b) property or ad valorem taxes to the extent assessed on the interests subject to the Overriding Royalty Interest (whether assessed separately or as part of the value of such interests).

“Subject Formation” shall mean the geologic formation (or formations) covered by or subject to any Lease the base of which is below 18,000 feet true vertical depth subsea (measured from sea level, whether onshore or offshore), but shall not include (i) perforated intervals shallower than 18,000 feet true vertical depth subsea (measured from sea level, whether onshore or offshore), or (ii) as respects OCS 0310, depths shallower than the salt or salt weld as seen in the South Marsh Island Block 217 No. 234 Well (which are deeper than 18,000 feet true vertical depth subsea measured from sea level).

“Subject Interests” shall mean the Existing Subject Interests and all right, title and interest of Grantor and its Affiliates (whether held directly or through an agent or nominee) in, to and under all Add-On Leases insofar, and only insofar, as such right, title and interest of Grantor and its Affiliates in, to and under the Add-On Leases cover Hydrocarbons produced or that may be produced from the Subject Formation(s) from and after the Effective Date and prior to the Termination Date.

“Termination Date” shall mean the earlier of (i) the End Date or (ii) such earlier date on which the Trust is dissolved pursuant to the terms of the Trust Agreement; provided the Termination Date for any Overriding Royalty Interest transferred pursuant to Section 5.1 shall be the earlier of (A) the End Date and (B) the ORRI Purchase Option Closing; and provided further that the Termination Date for any Overriding Royalty Interest transferred pursuant to Section 5.4 shall be the End Date.

“Termination Time” shall mean 7:00 a.m. Central Time on the Termination Date.

“Trust” shall mean the Gulf Coast Ultra Deep Royalty Trust, a Delaware statutory trust.

“Trust Agreement” shall mean that certain Amended and Restated Trust Agreement of the Trust dated as of June 3, 2013, by and among Freeport-McMoRan Copper & Gold Inc., as depositor, Grantor, as grantor, and Trustee, as trustee, as it may be amended from time to time.

“Trustee” shall mean The Bank of New York Mellon Trust Company, N.A., a national banking association, in its capacity as trustee of the Trust, and any successor trustee of the Trust under the Trust Agreement.

“Variable Interest” shall have the meaning given such term in Section 2.2(a).

“Well” shall mean any well completed in any Subject Formation. A Well shall not be considered a Well with respect to any completion not in a Subject Formation.

“Working Interest” shall mean the interest owned in Oil wells, Gas wells, leaseholds or mineral rights (mineral estates) that determines the percentage share of costs borne by the owner of such interest, including working interests, operating rights interests or other cost-bearing interests, and mineral fee or ownership interests.

1.2 References and Titles. All references in this Master Conveyance to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Master Conveyance unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. All references in this Master Conveyance to schedules or exhibits refer to schedules or exhibits to this Master Conveyance unless expressly provided otherwise, and all such schedules and or exhibits are hereby incorporated herein by reference and made a part hereof for all purposes. The words “this Agreement”, “this Master Conveyance”, “this instrument”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Master Conveyance as a whole and not to any particular subdivision unless expressly so limited. The words “include” and “including” shall mean “including without limitation”.

ARTICLE II

LIMITED TERM OVERRIDING ROYALTY CONVEYANCE

2.1 Grant of Overriding Royalty Interest; Termination.

(a) Promptly after the Effective Date, Grantor will cause a Recordable Conveyance to be executed by Grantor or its Affiliate, as applicable, delivered to Grantee and filed of record in the appropriate records of the BOEM and in the parishes adjacent to or where the properties subject to each First RC Lease are located, conveying to Grantee an Overriding Royalty Interest in each First RC Lease equal to the Overriding Royalty Percentage.

(b) On or before the first Quarterly Date occurring after the first recording (with the BOEM or the applicable parish) in the name of Grantor or any Affiliate of Grantor of an interest in any ED Unrecorded Lease, but in any event prior to first production of Hydrocarbons from a Well covered by any such Lease if production occurs prior to such Quarterly Date, Grantor will cause a Recordable Conveyance to be executed by Grantor or its Affiliate, as applicable, delivered to Grantee and filed of record in all appropriate records of the BOEM and in the parishes adjacent to or where the properties subject to such ED Unrecorded Lease or Leases are located conveying to Grantee an Overriding Royalty Interest in the applicable ED Unrecorded Leases equal to the Overriding Royalty Percentage.

(c) If Grantor or its Affiliates (directly or through any agent or nominee) enter into or otherwise acquire an interest in any Add-On Lease, on or before the first Quarterly Date occurring after the first recording (with the BOEM or the applicable parish) in the name of Grantor or any Affiliate of Grantor of an interest in such Add-On Lease, and in any event prior to first production of Hydrocarbons from a Well on lands covered by such Add-On Lease if production occurs prior to such Quarterly Date, Grantor will cause a Recordable Conveyance to be executed by Grantor or its Affiliate, as applicable, delivered to Grantee and filed of record in all appropriate records of the BOEM and in the parishes adjacent to or where the properties subject to such Add-On Lease or Leases are located conveying to Grantee an Overriding Royalty Interest in the applicable Add-On Leases equal to the Overriding Royalty Percentage.

(d) From and after the first production of Hydrocarbons from any Well, or upon any conveyance by Grantor or its Affiliates of any Working Interest in any Subject Interest (as permitted by Section 2.1(h)) or upon the application of the last sentence or clause (ii) of the first sentence of Section 2.2(d) or the application of the second sentence of Section 3.5(b) to any NC-Acquired WI, Grantor will from time to time, at the request of Grantee, cause a Recordable Conveyance to be executed by Grantor or its Affiliate, as applicable, delivered to Grantee and filed of record in the appropriate records of the BOEM and the applicable parishes clarifying the Overriding Royalty Percentage or Overriding Royalty Payment Percentage with respect to each Subject Interest to which first production is attributable or which is affected by such conveyance or the application of the second sentence of Section 3.5(b) to any NC-Acquired WI. Grantee shall have the right to request such additional Recordable Conveyances if Grantee deems it reasonably necessary to clarify Grantee’s Overriding Royalty Percentage or Overriding Royalty Payment Percentage in any Well or Subject Interest, whether any change thereto shall have occurred as a result of any conveyance of any Working Interest of Grantor or any Affiliate of Grantor in any Subject Interest or Well (as permitted by Section 2.1(h)) or otherwise or the application of the second sentence of Section 3.5(b) to any NC-Acquired WI.

(e) Subject to Grantee’s right to take its share of Production in-kind pursuant to Section 2.02 of each Recordable Conveyance, each Overriding Royalty Interest shall entitle Grantee to an amount equal to the applicable Overriding Royalty Payment Percentage of the Gross Proceeds attributable to such Subject Interests for periods from and after the Effective Time applicable to such Subject Interests and through and including the Termination Time (the “Royalty”). Grantor shall be responsible for remitting to the appropriate Person all Specified Post-Production Costs and Specified Taxes attributable to Production (excluding Specified Post-Production Costs and Specified Taxes attributable to Production Grantee elects to take in-kind pursuant to Section 2.02 of the Recordable Conveyance). If the Overriding Royalty Interest is applicable with respect to less than all of Grantor’s and its Affiliates’ Working Interest with respect to any Subject Interests as a result of the application of Section 2.2(d), then an appropriate adjustment to the Royalty shall be made such that the Royalty is calculated with respect to that portion of Grantor’s and its Affiliates’ Working Interest to which the Overriding Royalty Interest applies (giving effect to Section 2.2(d)).

(f) Each Overriding Royalty Interest will be carved out of the Working Interest of Grantor and its Affiliates at the time the Overriding Royalty Interest is granted and will be free and clear of any burdens or Liens other than Permitted Liens. The Effective Time as defined in each Recordable Conveyance with respect to each Subject Interest (the “Effective Time”) will be the date of such Recordable Conveyance, provided if Production with respect to such Subject Interests shall have first occurred prior to the date of such Recordable Conveyance the Effective Time shall be the first day on which Production was first obtained from any such Subject Interest. All Recordable Conveyances with respect to the First RC Leases will be delivered by Grantor concurrently herewith, and each additional Recordable Conveyance required hereunder will be delivered as provided herein and (except as provided in Section 2.1(d)) in any event on or prior to the date on which production of Hydrocarbons was first obtained from such Subject Interest (or any Well attributable thereto), or if neither Grantor nor any Affiliate of Grantor has record title to (or any Required Consent applicable to) any Lease that will be subject to such Recordable Conveyance as of the first day on which production of Hydrocarbons was first obtained, then such Recordable Conveyance will be delivered as soon as reasonably practicable after Grantor or any Affiliate of Grantor obtains such record title (or Required Consent) and any delay in delivery will not postpone payments otherwise due hereunder and under such Recordable Conveyance and Grantor will make all such payments as if such Recordable Conveyance had been delivered prior to the first day on which production of Hydrocarbons was first obtained.

(g) The Overriding Royalty Interests shall terminate at the Termination Time, without the requirement of payment by Grantor or any other Person. Upon any termination of the Overriding Royalty Interests, upon the request of Grantor, Grantee shall execute and deliver to Grantor an instrument in form and substance reasonably acceptable to Grantor and Grantee and in recordable form in all applicable jurisdictions in which a Recordable Conveyance shall have been filed of record evidencing the termination of the Overriding Royalty Interests.

(h) Notwithstanding the foregoing and Section 5.2, from time to time Grantor and its Affiliates may assign a portion of their Working Interest in a Lease to third parties free and clear of the Overriding Royalty Interest to the extent necessary to satisfy the obligations of Grantor and its Affiliates existing as of the date of this Master Conveyance or which may hereafter arise in connection with the good faith efforts of Grantor and its Affiliates to acquire Leases and/or enter into development and participation agreements with respect to the development of the Subject Formations; provided that, no such assignment shall be permitted, and shall be void ab initio, unless:

(i) the prior written consent of Grantee to such assignment shall have been obtained, which consent may be denied in Grantee’s sole discretion; or

(ii) such assignment does not create, or have the effect of creating a Prospect Area ORRI Deficiency; or

(iii) the Net Acres within a Prospect Area after such assignment (or giving effect to such assignment) is less than 100%, but not less than 75%, of the Prospect Area ORRI Average provided, in such event,

(x) the Overriding Royalty Percentage with respect to all Leases within the Prospect Area in which the assigned Lease is located shall be calculated based on the Scheduled Working Interest applicable to such Prospect Area,

(y) the amount of the Overriding Royalty Payment Percentage with respect to all Leases within the Prospect Area in which the assigned Lease is located shall be increased so that the amount of the Royalty paid with respect to such Leases is the same as it would have been had the Net Acres within the Prospect Area following the assignment been equal to the applicable Prospect Area ORRI Average (for example, if the Prospect

Area ORRI Average is 7200 acres and the resulting Net Acres within the Prospect Area following the assignment is 5400 acres, then the Overriding Royalty Payment Percentage shall be calculated as 5% x (7200/5400) = 6.6667%) and

(z) if a Recordable Conveyance with respect to any such Lease previously shall have been filed, then simultaneously with such assignment Grantor shall cause a Recordable Conveyance to be executed by Grantor or its Affiliate, as applicable, delivered to Grantee and filed of record in the appropriate records of the BOEM and the applicable parishes modifying the Overriding Royalty Percentage in accordance with clause (x) above, if necessary, and increasing the Overriding Royalty Payment Percentage in accordance with clause (y) above with respect to each Lease affected by such conveyance;

provided if any assignment effected in violation of this Section 2.1(h) is held not to be void ab initio as provided above, then the Subject Interest conveyed in violation of this Section 2.1(h) shall be burdened by its proportionate share of the Overriding Royalty Interest as calculated without regard to any such assignment and subject to the terms of this Agreement. This Section 2.1(h) shall not apply to or otherwise restrict any assignment of any Working Interest in any Lease by Grantor to any Affiliate of Grantor, or by any Affiliate of Grantor to Grantor or any other Affiliate of Grantor, that otherwise complies with Section 5.2.

2.2 Overriding Royalty Percentage.

(a) The “Overriding Royalty Percentage” with respect to each Subject Interest shall equal five percent (5%), proportionately reduced to the extent the Subject Interest is less than one hundred percent (100%) of the Working Interest applicable to the Subject Formation under a Lease to which such Subject Interest relates to equal the product of five percent (5%) multiplied by a fraction, the numerator of which is such Working Interest held by Grantor and its Affiliates pursuant to such Subject Interest and the denominator of which is one hundred percent (100%), subject to adjustment as provided in Section 2.1(h)(iii). In the event that Grantor owns varying Working Interests with respect to any Subject Interest, the Overriding Royalty Percentage for such Subject Interest shall be determined in accordance with the preceding sentence for each portion of such Subject Interest in which Grantor and its Affiliates own a different Working Interest (each, a “Variable Interest”) and for each such Variable Interest shall equal the product of five percent (5%) multiplied by a fraction, the numerator of which is the Working Interest held by Grantor and its Affiliates in such Variable Interest and the denominator of which is one hundred percent (100%), subject to adjustment as provided in Section 2.1(h)(iii).

(b) The “Overriding Royalty Payment Percentage” shall be five percent (5%), subject to adjustment as provided in Section 2.1(h)(iii). As an example, if Grantor owns a 50% Working Interest in a Subject Interest, and total volumes produced from such Subject Interests for the applicable period are equal to 100 barrels, and if the Gross Proceeds with respect to the 50 barrels attributable to Grantor’s Working Interest equal $100, then the Royalty payment would be equal to $5.00 (calculated as 5% (Overriding Royalty Payment Percentage) multiplied by $100).

(c) The Parties acknowledge that Grantor’s Working Interest in each of the Subject Interests is or may be less than one hundred percent (100)% and the Scheduled Working Interest as to each Prospect Area is estimated to be Grantor’s and its Affiliates’ aggregate Working Interest as to such Prospect Area and all Subject Interests within such Prospect Area after giving effect to any assignment contemplated by Section 2.1(h), excluding Section 2.1(h)(iii). The final Working Interests owned by Grantor and its Affiliates in the Subject Interests that the Overriding Royalty Interest will burden may vary, based on arrangements made with Grantor’s and its Affiliates’ ultra-deep program participants or replacements and other Working Interest owners in each Prospect Area, as provided in and subject to Section 2.1(h).

(d) Notwithstanding the foregoing provisions of this Section 2.2, if the Working Interest of Grantor and its Affiliates in a Subject Interest in which an Overriding Royalty Interest is to be granted to Grantee pursuant to Section 2.1 is greater than the Scheduled Working Interest applicable to the Prospect Area in which such Subject Interest is located, then (i) the Overriding Royalty Percentage with respect to such Subject Interest shall be calculated based on the Scheduled Working Interest or (ii) if at such time a Prospect Area ORRI Deficiency shall exist, the Overriding Royalty Percentage with respect to such Subject Interest shall be calculated based on the Scheduled Working Interest plus that portion of Grantor’s and its Affiliates’ Working Interest in such Subject Interest in excess of the Scheduled Working Interest as necessary to cause such Prospect Area ORRI Deficiency to no longer exist (or if such excess Working Interest is not sufficient to cause the Prospect Area ORRI Deficiency to no longer exist, all of Grantor’s and its Affiliates’ Working Interest in such Subject Interest). In the event the Overriding Royalty Interest is granted based on the Scheduled Working Interest pursuant to clause (i) above and thereafter a Prospect Area ORRI Deficiency exists with respect to the Prospect Area to which such Subject Interest relates, an Overriding Royalty Interest shall be granted by Grantor or its Affiliates, as applicable, with respect to such Working Interests of Grantor and its Affiliates in such a Subject Interest with respect to which the Overriding Royalty Interest was not granted in reliance on clause (i) above as necessary to cause such Prospect Area ORRI Deficiency to no longer exist (or if such excess Working Interest is not sufficient to cause the Prospect Area ORRI Deficiency to no longer exist, all of such excess Working Interest).

2.3 Filing Fees. All documentary, filing and recording fees required to be paid in connection with the filing and recording of the Recordable Conveyances and any related documents shall be paid by Grantor.

2.4 Measurement. Grantor shall install and maintain, or cause to be installed and maintained, at Grantor’s cost, metering facilities at the wellhead or first measuring point past the wellhead for the measurement of all Production. Such measurement facilities shall be equipped with meters of electronic flow measurement devices and samplers as required by applicable Law and as, commonly accepted by the industry and sufficient to accomplish the accurate measurement of Oil and Gas for purposes of calculating the Royalty in accordance with this Master Conveyance, the Recordable Conveyances and applicable Laws. All measurements for purposes of calculating, and calculations of, the Royalty shall be consistent with the methodologies utilized for purposes of calculating the royalties payable to the lessors under the Leases.

2.5 Counterparts and Recording.

(a) Grantor will execute a sufficient number of original counterparts of each Recordable Conveyance required to be delivered pursuant hereto to allow Grantor to record the required number of counterparts with the BOEM and in each parish in which a Recordable Conveyance is required to be filed. If any counterpart is lost in the process of recording, or insufficient counterparts are executed, Grantor will provide and record a duplicate original counterpart. Following the recording of each Recordable Conveyance with the BOEM and each applicable parish, Grantor shall deliver to Grantee the original recorded Recordable Conveyance or, if originals are not available, a certified copy of each recorded Recordable Conveyance. Following delivery of each Recordable Conveyance, Grantor will consult with Grantee to resolve any questions of Grantee about the information in Exhibit A to such Recordable Conveyance and the calculation of the Overriding Royalty Percentage and the Overriding Royalty Payment Percentage set forth therein.

(b) In the event the BOEM or any parish in which a Recordable Conveyance is required to be filed in accordance with this Agreement requires any additional documentation to effect the grant and conveyance of the Overriding Royalty Interest to be conveyed thereby (including any specified form(s) to obtain the BOEM’s consent to or otherwise effect such grant and conveyance), Grantor shall execute and deliver to Grantee, the BOEM and each applicable parish such additional documentation; provided, as between Grantor and Grantee, such additional documentation shall not convey to Grantee any rights in addition to those rights to which Grantee is entitled pursuant to this Agreement and the Recordable Conveyance.

2.6 Compliance Reports. On or before each Quarterly Date, commencing on the first Quarterly Date occurring after the Effective Date, until the Termination Date, Grantor shall deliver to Grantee a report executed by an officer of Grantor (i) identifying all new wells drilled or participated in by Grantor within a Prospect Area since the prior report, and stating whether upon completion and the commencement of production, such wells will produce Hydrocarbons subject to the Overriding Royalty Interest, and whether such wells are producing and if so the date of first production, (ii) certifying that Grantor has, as of the date of such report, complied with and performed all of Grantor’s obligations pursuant to Section 2.1 of this Agreement, (iii) certifying that Grantor has provided Grantee with copies of all assignments executed by Grantor as permitted by Section 2.1(h) and (iv) identifying all interests that have not yet been conveyed to the Trust via Recordable Conveyance, as provided in Section 9.1(f).

ARTICLE III

CERTAIN MATTERS RELATED TO THE SUBJECT INTERESTS

3.1 Abandonments. Grantor shall have the right, without the joinder of Grantee, to release, surrender and/or abandon the Subject Interests or any well located therein, or any part thereof or interest therein, in the ordinary course of business, even though the effect of such release, surrender or abandonment will be to release, surrender or abandon that portion of the Overriding Royalty Interest affected thereby to the same extent as though Grantee had joined with Grantor therein, (provided for clarity, this Section 3.1 shall not permit (i) any assignment of Grantor’s or its Affiliates’ Working Interests in any Subject Interests (which shall be permitted only as provided in Section 2.1(h)), or (ii) any release, surrender or abandonment for the primary purpose of causing or effecting a termination of any Overriding Royalty Interest). Grantee shall execute such documentation as is reasonably necessary to evidence the corresponding release, surrender or abandonment of that portion of the Overriding Royalty Interest affected thereby upon receipt of a written request and certification of an officer of Grantor that the release, surrender and/or abandonment is in the ordinary course of business and such documentation is necessary to evidence the corresponding release, surrender or abandonment from Grantor.

3.2 Contracts with Affiliates. Grantor and/or any of its Affiliates may perform services and furnish supplies and equipment that include Specified Post-Production Costs with respect to the Subject Interests; provided that the terms of the provision of such services or furnishing of supplies or equipment shall be substantially similar to those terms available from Non-Affiliates in the same area as the Subject Interests that are engaged in the business of rendering comparable services or furnishing comparable equipment and supplies, taking into consideration all such terms, including the price, point of sale or service, condition of supplies or equipment, and availability of supplies and equipment and such term as Grantor determines in good faith would be utilized by a reasonably prudent operator in obtaining such equipment or services from a Non-Affiliate.

3.3 Right to Use Wellbores. Without joinder or consent of Grantee or notice thereto, Grantor shall have the right to use the wellbore of any well located on the Subject Interest in connection with any reworking, recompletion or side tracking operation conducted with respect to such well, provided if any production of Hydrocarbons from the Subject Formations results from such reworking, recompletion or side tracking operation then the Overriding Royalty Interest shall apply to all Hydrocarbons produced from the Subject Formations through such wellbore.

3.4 Amendment of Drilling or Spacing Units/Unitization. Without joinder or consent of Grantee or notice thereto, Grantor shall have the right and power to unitize or pool all or any portion of the Subject Interests with other areas and to amend or terminate any unitization and/or pooling agreements. If and whenever, through the exercise of this power or pursuant to any law or regulation, or any order of any Governmental Authority, any portion of the Subject Interests is unitized or pooled, the Overriding Royalty Interest, insofar as it relates to such unitized or pooled area, shall be calculated with respect to the Hydrocarbons in proportion to which the affected Subject Interests share in the Hydrocarbons produced from such unitized or pooled area.

3.5 Operations.

(a) It is the express intent of Grantor and Grantee that the Overriding Royalty Interest shall constitute (and this Master Conveyance shall conclusively be construed for all purposes as creating) a single, separate non-operating right with respect to the Subject Interests for all purposes. Without limitation of the generality of the immediately preceding sentence, Grantor and Grantee acknowledge that Grantee has no right or power to participate in the selection of a prospect, drilling location, or drilling contractor, to propose the drilling of a well, to determine the timing or sequence of drilling operations, to commence or shut down production, to take over operations, or to share in any operating decision whatsoever. Grantor and Grantee hereby expressly negate any intent to create (and this Master Conveyance shall never be construed as creating) a mining or other partnership or joint venture or other relationship subjecting Grantor and Grantee to joint liability. Nothing contained in this Master Conveyance shall be deemed to prevent or restrict Grantor or its Affiliates from electing not to participate in any operations that are to be conducted under the terms of any operating agreement, unit operating agreement, contract for development, or similar instrument affecting or pertaining to the Subject Interests (or any portions thereof) and permitting consenting parties to conduct non-consent operations; and the Overriding Royalty Interest shall not apply to any Non-Consent Hydrocarbons, and Grantor shall not have any obligations under Section 4.1(a) with respect to any such Non-Consent Hydrocarbons.

(b) Except as provided in the following sentence, if Grantor elects to acquire additional Working Interest based on one or more non-consent elections by any third Person (other than an Affiliate of Grantor), the additional Working Interest so acquired (“NC-Acquired WI”) will not be burdened by the Overriding Royalty Interest. Notwithstanding the foregoing, if the Working Interest of Grantor and its Affiliates (to which the Overriding Royalty Interest applies) in any such non-consent operation in which Grantor or its Affiliates elects to participate (the “Actual WI”) is less than the Scheduled Working Interest for the Prospect Area in which such operation is being conducted (and an adjustment has not been made under Section 2.1(h)(iii) to adjust the Overriding Royalty Percentage and Overriding Royalty Payment Percentage to equate to the application of the Overriding Royalty Interest to a Working Interest equal to such Scheduled Working Interest or pursuant to the last sentence of Section 2.2(d)) , then (a) the Overriding Royalty Interest shall, mutatis mutandis, apply to and burden that portion of the NC-Acquired WI equal to the difference between the Actual WI and the Scheduled Working Interest for the Prospect Area in which such operation is being conducted for so long as Grantor and its Affiliates are entitled to the production from and/or proceeds of the NC-Acquired WI with respect to such operation, (b) Grantor and its Affiliates shall comply with Section 2.1(d) with respect to such NC-Acquired WI to which the Overriding Royalty Interest applies and (c) Grantor and its Affiliates shall not be deemed to have made any representation or warranty under Section 9.1 with respect to any NC-Acquired WI and shall not have any obligation under this Master Conveyance with respect to any Lien on or burdening any NC-Acquired WI other than any such Liens created by, through or under Grantor or its Affiliates.

(c) Subject to Section 5.3, as to any third Person, the acts of Grantor shall be binding on Grantee, and it shall not be necessary for Grantee to join with Grantor in the execution or ratification of any operating agreement, unit operating agreement, contract for development, or similar instrument affecting or pertaining to any of the Subject Interests.

3.6 Leases. Grantor shall have (without the further joinder, consent of or notice to Grantee) the right to renew, extend, modify, amend or supplement the Leases in the ordinary course of business with respect to any of the lands or depths covered thereby without the consent of Grantee.

3.7 Mortgages and Security Interests.

(a) Subject to Section 2.1(h) and Section 3.7(b), and the requirement in Section 2.1(f) that all Overriding Royalty Interests be conveyed free and clear of all burdens and Liens other than Permitted Liens, nothing herein shall prevent Grantor or its Affiliates from granting a Lien in any interest of Grantor or any of its Affiliates in any property, including the Subject Interests or any Hydrocarbons. Grantor shall have no right to encumber any Overriding Royalty Interest with any Lien.

(b) If Grantor or any of its Affiliates is ever liable for any indebtedness or hedging obligation, Grantor will ensure that (i) with respect to any Lease that is burdened by any Lien or security interest securing such indebtedness or hedging obligation, at least five percent (5%) of Grantor’s rights and interests in such Lease attributable to the Subject Interests is excluded from such lien and security interest and (ii) the terms and conditions of such indebtedness or hedging obligation will not prevent or otherwise restrict Grantor from satisfying its obligations under this Agreement or any Recordable Conveyance and will require any party secured under such arrangement to agree to release its lien or security interest, if any, to the extent required to permit the grant of Overriding Royalty Interest in accordance with the terms hereof.

ARTICLE IV

PAYMENTS

4.1 Payments.

(a) The Royalty shall be payable on the last day of each month in respect of the proceeds of Production received by or on behalf of Grantor or its Affiliates in the immediately preceding month. Such Royalty payment to Grantee shall be accompanied by a certification setting forth the quantity and kind of Production for such previous month (including Production attributable to the Overriding Royalty Interest and any Lease Burdens), the gross sale price thereof, the calculation of the Gross Proceeds received therefrom identifying all Specified Taxes deducted or withheld and all Specified Post-Production Costs debited from the gross sale proceeds, together with a calculation of the Royalty for such previous month (the “Production Statement”). All payments of the Royalty shall be made to Grantee by electronic transfer to Grantee’s account, details of which account shall be notified to Grantor by Grantee in writing from time to time. Grantor’s obligations under this Section 4.1(a) shall not apply with respect to Non-Consent Hydrocarbons as provided in Section 3.5(a).

(b) If at any time Grantor pays Grantee more than the amount then due with respect to the Royalty, Grantee will not be obligated to return any such overpayment, but the amount or amounts otherwise payable for any subsequent period or periods will be reduced by such overpayment.

(c) Any amount owed by Grantor with respect to the Royalty hereunder and not paid by Grantor to Grantee within ten (10) days of its due date shall bear interest at a rate per annum equal to the lesser of (i) the highest, non-usurious rate of interest permitted to be charged under applicable law, and (ii) two percent (2%) per annum plus the Agreed Rate at the time payment was due, and such interest shall accrue on such unpaid amount commencing on the date on which such unpaid amount was due until such unpaid amount has been paid in full. Grantor agrees to pay Grantee such interest if applicable pursuant to this Section 4.1(c).

4.2 Burden-Free Royalty. In no event will Grantee ever be personally liable or obligated to pay, either directly or indirectly, any obligations arising from or related to the development of any of the Subject Interests, including (a) Lease Burdens, (b) taxes, (c) costs, expenses or liabilities for building, constructing, acquiring, exploring, drilling, completing, perforating, equipping, developing, producing, operating, maintaining, reworking, redrilling, recompleting, plugging, abandoning, gathering, transporting, compressing, treating, handling, separating, dehydrating or processing, or any other expenses related or pertaining to operations with respect to the Subject Interests or the handling of Production (“Production Costs”) or (d) any costs or expenses of acquiring or disposing of any Subject Interests (“SI Costs”), provided that nothing herein shall limit Grantor’s ability to deduct Specified Post-Production Costs and Specified Taxes in calculating Gross Proceeds.

4.3 Tax Withholding. Grantor shall have the right to make any deduction or withholding on account of taxes from all payments of the Royalty due under this Agreement that may be required under the provisions of any applicable Laws in effect as of the time of payment. If Grantee is exempt from deduction or withholding on account of any taxes with respect to the payments of the Royalty, Grantee shall (i) notify Grantor that such exemption is held and of any change to or cancellation of such exemption; and (ii) furnish Grantor with proper documentation evidencing such exemption or any other information that may be required to obtain such exemption. Where applicable, Grantor and Grantee shall cooperate in completing any procedural formalities necessary for Grantor to obtain authorization to make a payment of Royalty without a deduction or withholding on account of any taxes. Where applicable, Grantor shall provide Grantee with all receipts in respect of any amount deducted or withheld on account of any taxes.

ARTICLE V

ASSIGNMENT

5.1 Assignment by Grantee.

(a) Except as provided in Section 5.4, prior to the fifth anniversary of the Effective Date, Grantee shall not assign any Overriding Royalty Interests. From and after the fifth anniversary of the Effective Date, subject to Section 5.5, without the prior written consent of Grantor, Grantee may assign or transfer all, but not less than all, of the Overriding Royalty Interests and may assign or transfer its rights and interest in and under this Agreement with respect to the Overriding Royalty Interests to any assignee of the Overriding Royalty Interests; provided that Grantee shall only be entitled to assign the Overriding Royalty Interests and the rights under this Agreement and the Recordable Conveyances to one assignee of Grantee who acquires all of Grantee’s interest in all Overriding Royalty Interests.

(b) No change of ownership or right to receive the Overriding Royalty Interest, however accomplished, shall be binding upon Grantor until notice thereof shall have been furnished by the Person claiming the benefit thereof, and then only with respect to payments thereafter made. Notice of sale or assignment of the Overriding Royalty Interest shall consist of a copy of the recorded instrument accomplishing the same; notice of change of ownership or right to receive payment accomplished in any other manner (for example by reason of incapacity, death or dissolution) shall consist of copies of recorded documents and complete proceedings legally binding and conclusive of the rights of all parties. Until such notice shall have been furnished to Grantor as provided above, the payment or tender of all sums payable on the Overriding Royalty Interest may be made in the manner provided in the Recordable Conveyance as if no such change in interest or ownership or right to receive payment had occurred.

5.2 Assignment by Grantor.

(a) Except as permitted by Section 2.1(h), any assignment by Grantor or its Affiliates of any Subject Interests shall be in accordance with Section 4.01 of the Recordable Conveyance.

(b) Grantor may not convey or assign any of its rights or obligations under this Agreement or any part thereof except in connection with and as part of a transfer of the interest by Grantor or its Affiliates in any Subject Interest. No transfer or assignment of its rights under this Agreement will release or relieve Grantor from its obligations hereunder.

(c) Grantor shall not, and shall not permit any Affiliate of Grantor, to indirectly (by merger, consolidation, disposition of equity or otherwise) effect any conveyance of any interest in any Subject Interest in contravention of this Master Conveyance or any Recordable Conveyance.

5.3 Covenant Running with the Land. Subject to Section 2.1(h), this Agreement, each Recordable Conveyance and the obligations of Grantor under this Agreement and each Recordable Conveyance shall be covenants running with the Leases and the lands covered thereby or subject thereto, and in the event of any transfer of any of Grantor’s interests derived from any Lease (including any judicial or non-judicial foreclosure sale by a receiver or trustee in bankruptcy and the granting of any lien by any court), such transfer will be subject to all obligations of Grantor with respect to this Agreement burdening such Grantor’s interests.

5.4 Special Trust Assignment. Notwithstanding Section 5.5, if at any time after the Effective Date, Grantor or Depositor shall have been requested to provide financing to the Trust pursuant to Section 7.5 of the Trust Agreement and shall have failed or refused to do so or if the Trustee is permitted pursuant to Section 6.6(b) or Section 12.1 of the Trust Agreement to draw upon the stand-by reserve account or letter of credit provided by Depositor, then, upon thirty (30) days’ written notice to Grantor and an opportunity to cure, Grantee shall, if uncured, be permitted to, without regard to or compliance with Section 5.5, (a) assign or transfer all, but not less than all, of the Overriding Royalty Interests and assign or transfer its rights and interest in and under this Agreement with respect to the Overriding Royalty Interests to any assignee of the Overriding Royalty Interests and (b) pledge or grant a security interest in or on the Overriding Royalty Interests to any lender providing financing to the Trust pursuant to Section 3.9(b) of the Trust Agreement. Any assignee or lender who acquires any interest in the

Overriding Royalty Interests pursuant to the exercise of any such rights set forth in clause (a) or (b) shall hold the Overriding Royalty Interests free and clear of the provisions of Section 5.5 and the Termination Date with respect to such Overriding Royalty Interests shall be deemed to be the End Date.

5.5 Preferential Right to Purchase in Favor of Grantor.

(a) Should Grantee receive a bona fide written offer for the acquisition of all of the Overriding Royalty Interests from a third-party not affiliated with Grantor (the “Third Party Offer”), which Grantee desires to accept, Grantor shall have a preferential right to purchase the Overriding Royalty Interests on the same terms as those proposed in the Third Party Offer. In such case, Grantee shall give Grantor written notice of the Third Party Offer (the “Pref Right Notice”), which notice shall include (i) the purchase price, (ii) the effective date of the acquisition, (iii) a description of all other material terms of the Third Party Offer, and (iv) a copy of the Third Party Offer.

(b) For a period of thirty (30) days from receipt of the Pref Right Notice, Grantor shall have the option to elect to acquire the Overriding Royalty Interests on the same terms as those proposed in the Third Party Offer. Grantor shall advise Grantee of its election to exercise this preferential right to purchase by giving Grantee written notice of such election no later than thirty (30) days following receipt of the Pref Right Notice (the “Election Notice”).

(c) If Grantor timely delivers the Election Notice, then Grantor shall be obligated to purchase and Grantee shall be required to convey to Grantor the Overriding Royalty Interests on the price and terms specified in the Third Party Offer. The closing of the acquisition of the Overriding Royalty Interests shall be concluded within a reasonable time, but in no event later than sixty (60) days following Grantee’s receipt of the Election Notice.

(d) Notwithstanding anything in Section 5.1 or Section 5.5 to the contrary, Grantee shall not have the right to accept a Third Party Offer if Grantor has properly elected to exercise a High-Value Call Option or a Low-Value Call Option, as defined and provided for in Section 3.20 of the Trust Agreement, within thirty (30) days from receipt of the Pref Right Notice.

(e) If a Third Party Offer includes consideration other than cash, such non-cash consideration shall be valued at an equivalent cash amount by Grantee in good faith such that the Third Party Offer shall be deemed to be all cash.

(f) If Grantor fails to timely deliver the Election Notice, or Grantor delivers an Election Notice but the closing of the sale of the Overriding Royalty interest to Grantor fails to close within sixty (60) days following Grantee’s receipt of the Election Notice (or such longer period necessitated by the actions of the Grantee or others (excepting Grantor and its Affiliates), including any delay in obtaining any necessary consents or approvals from any third party (other than Grantor or its Affiliates, which consents shall be deemed granted)), then Grantee may transfer the Overriding Royalty Interests pursuant to such Third Party Offer. If the closing of the sale of the Overriding Royalty Interests pursuant to the Third Party Offer does not occur within ninety (90) days after the date Grantee delivers the Pref Right Notice (or such longer period necessitated by any delay in obtaining any necessary consents or approvals from any third party (other than Grantor or its Affiliates, which consents shall be deemed granted)), or if the terms of the Third Party Offer are materially altered, then the proposed acquisition of the Overriding Royalty Interests shall be deemed withdrawn and the conveyance of such Overriding Royalty Interests shall again be governed by this Section 5.5.

(g) If the closing of an ORRI Transfer occurs, then (i) upon the closing of the ORRI Transfer this Agreement shall be amended to state the final ORRI Purchase Price as determined in accordance with this Agreement, and the Memorandum shall be amended to identify such ORRI Purchase Price and (ii) at any time after such closing until the End Date, Grantor shall have the right and option (the “ORRI Purchase Option”) to purchase all, but not less than all, of such Overriding Royalty Interests at a price equal to the ORRI Purchase Price. Grantor may exercise the ORRI Purchase Option by providing written notice (the “ORRI Purchase Notice”) to Grantee and tendering to Grantee the full ORRI Purchase Price (the time of such tender, the “ORRI Purchase Option Closing”) by wire transfer of immediately available funds to the account designated in writing by such Person after receipt of the ORRI Purchase Notice. No ORRI Transfer shall be valid unless it is made pursuant to an agreement binding on the transferee pursuant to which the transferee acknowledges Grantor’s right to purchase all of the Overriding Royalty Interests from such transferee pursuant to the exercise of the ORRI Purchase Option and payment of the ORRI Purchase Price in accordance with the terms of this Section 5.5(g) and agrees to convey the Overriding Royalty Interest to Grantor upon Grantor’s exercise of the ORRI Purchase Option.

ARTICLE VI

ACCESS TO BOOKS AND RECORDS; CONFIDENTIALITY

6.1 Books and Records. Grantor shall keep full, true, and correct records of (i) all transactions required or permitted by this Agreement and (ii) the production and financial information necessary to reflect such transactions, including the production and financial information needed to calculate the Production, including the sales thereof, and Gross Proceeds for each calendar month. At any time prior to the third anniversary of the Termination Date, upon at least five (5) business days’ prior written notice, Grantee may inspect such records and, subject to the provisions of Section 6.2, take copies at its own cost; provided that no more than one (1) such inspection may be undertaken in any calendar year. Grantor shall maintain all such books and records for a minimum of five (5) years following the Termination Date. At Grantee’s request, subject to the provisions of Section 6.2, Grantor shall give Grantee and its designated representatives (on behalf of the Trust) reasonable access in Grantor’s office during normal business hours to (A) all geological, Well and production data in Grantor’s possession or Grantor’s Affiliates’ possession, relating to operations on the Subject Interests and (B) all reserve reports and reserve studies in the possession of Grantor or of Grantor’s Affiliates, relating to the Subject Interests, whether prepared by Grantor, by Grantor’s Affiliates, or by consulting engineers.

6.2 Confidentiality.

(a) Any confidential information provided by Grantor to Grantee pursuant to this Master Conveyance shall not be disclosed by Grantee to any third party, except with Grantor’s prior written consent. Notwithstanding the foregoing, Grantee may disclose such information to its representatives or the Trustee’s officers, directors, legal counsel, accountants and advisors (collectively, “Representatives”) who, in each case, in Grantee’s reasonable judgment, need to know such information for the purpose of (i) confirming compliance with the terms of this Master Conveyance or (ii) advising the Trustee with respect to any action required by or requested of the Trustee pursuant to this Agreement, any Recordable Conveyance or the Trust Agreement provided that Grantee shall (a) inform each person to whom such information is provided of the confidential nature of such information, (b) take reasonable precautions necessary to prevent the disclosure of such information by such persons to any third party, and (c) be responsible for any breach of this Section 6.2 by any Representatives; provided, however, except as set forth in a Recordable Conveyance, Grantee shall not disclose any information regarding the geographic areas and boundaries covered, and blocks in which each Prospect Area is located to any third party without the prior written consent of Grantor other than to the Trustee’s Representatives as provided above or as required by law, judicial or governmental order, regulatory process, any self-regulatory organization, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process.

(b) If Grantee is requested or required (by law, judicial or governmental order or regulatory process or by any self-regulatory organization, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any confidential information provided by Grantor to Grantee, it is agreed that Grantee will, to the extent legally permitted, provide Grantor with prompt notice of such request or requirement prior to making such disclosure so that Grantor may seek an appropriate protective order and/or waive Grantee’s compliance with this Section 6.2. Grantee may disclose only that portion of the confidential information that Grantee is advised by its counsel is legally required to be disclosed; provided, that, to the extent legally permitted, Grantee provides Grantor prior written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon Grantor’s request, uses reasonable efforts to obtain assurances that confidential treatment will be afforded to such information.

(c) Notwithstanding the foregoing provisions of this Section 6.2 or any other provision hereof, nothing herein shall prevent or restrict Grantee from making any public disclosure of any information Grantee deems to be required or advisable in order to ensure compliance by the Trust with applicable securities laws, or other legal or regulatory requirements or securities exchange listing or quotation system or similar requirements; provided, however, that this sentence shall apply and remain in effect only until the conclusion of the winding up and termination of the Trust (which may be after the Termination Date).

ARTICLE VII

DISCLAIMERS

7.1 DISCLAIMERS. GRANTOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, RELATIVE TO ANY AND ALL FUTURE PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE SUBJECT INTERESTS OR THE ABILITY OR POTENTIAL OF THE SUBJECT INTERESTS TO PRODUCE HYDROCARBONS. GRANTOR HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE PRODUCTION WHICH HAS BEEN OR MAY BE PRODUCED FROM THE LEASES, SUBJECT INTERESTS, HYDROCARBONS AND THE OVERRIDING ROYALTY INTEREST.

ARTICLE VIII

TERMINATION

8.1 Termination of Overriding Royalty Interest. On the Termination Date, unless terminated earlier pursuant to the terms and conditions of the Trust Agreement, the Overriding Royalty Interest shall terminate, as provided in Section 2.1(g).

8.2 Termination of Leases. In the event any individual Lease or Subject Interest (or portion thereof, as applicable) should be released, surrendered or abandoned by Grantor pursuant to Section 3.1, the Overriding Royalty Interest no longer shall apply to that particular Lease or Subject Interest (or such portion thereof, as applicable). Upon termination of the Overriding Royalty Interest, as above provided, upon request by Grantor, Grantee shall, at Grantor’s expense, execute and deliver such instrument or instruments as may be necessary to evidence the termination of the Overriding Royalty Interest in accordance with Section 3.1.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION, REMEDIES

9.1 Representations, Warranties and Covenants of Grantor. Grantor hereby represents, warrants and covenants to Grantee as follows:

(a) Organization, Good Standing, Etc. Grantor is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware.

(b) Authority. Grantor has taken all necessary action to authorize its execution, delivery and performance of this Agreement and the Recordable Conveyances and has adequate power, authority and legal right to enter into, execute, deliver and perform this Agreement and the Recordable Conveyances.

(c) Legal Requirements. Grantor has all requisite power, approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits of all

Governmental Authorities required in order for Grantor to carry out its duties under the Leases, this Agreement and each Recordable Conveyance; each of the foregoing (if any) is in full force and effect and has been duly and validly issued, and Grantor is in compliance with all terms and conditions of each of the foregoing.

(d) No Consent. No permit, consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by Grantor of this Agreement or any Recordable Conveyance or to consummate any transactions contemplated hereby and thereby, other than as may be necessary to effect any Recordable Conveyance as to any Lease or Subject Interests, (i) consents customarily obtained after assignment, (ii) consents that cannot be unreasonably withheld, insofar in each case as commercially reasonable efforts to obtain such consents are in fact made, and (iii) consents required to effect the conveyance of the Overriding Royalty Interests to be conveyed pursuant to such Recordable Conveyance (such consents as described in this clause (iii), the “Required Consents”).

(e) First RC Leases. To Grantor’s knowledge, the First RC Leases constitute all of the Leases held by Grantor and its Affiliates that have been recorded with the BOEM or the applicable parish as of the Effective Date in the name of Grantor or its Affiliates.

(f) Required Consents. Grantor shall use its best efforts to obtain all Required Consents as to each Lease and Subject Interest with respect to which an Overriding Royalty Interest is to be conveyed by a Recordable Conveyance prior to the date such Recordable Conveyance is required to be filed in accordance with Section 2.1(a), (b) or (c) of this Agreement (and shall continue such efforts thereafter if such consent shall not have been obtained until such consent shall have been obtained). To the extent any Required Consent shall not have been obtained with respect to any Lease or Subject Interests as of the time the Recordable Conveyance for such Lease or Subject Interests is required to be filed in accordance with Section 2.1(a), (b) or (c) of this Agreement, then the Overriding Royalty Interests with respect to such Lease or Subject Interests shall not be conveyed until such time as such Required Consent shall have been obtained and, until such time as such Required Consent shall have been obtained and the Recordable Conveyance with respect to such Lease or Subject Interests has been filed in accordance herewith, such Overriding Royalty Interests with respect to such Lease or Subject Interests shall be held by Grantor in trust for the benefit of Grantee under this Agreement and shall be subject to Section 9.2(b)(ii); provided that, as to any amounts so held in trust by Grantor, Grantor shall pay all such amounts held by Grantor to Grantee upon demand of Grantee and any such payment shall be deemed satisfaction of Grantor’s indemnity obligations to Grantee for amounts so held in trust, up to the amounts paid.

(g) Indirect Ownership. Grantor is not a partner, member, shareholder or other equity owner of any Person that owns an interest in any Lease other than an Affiliate of Grantor. Grantor shall not, after the date hereof, acquire an equity interest in any partnership, limited liability company, corporation or other Person, other than an Affiliate of Grantor, for the purpose of acquiring an indirect interest in any Lease. Any interest in Leases shall be acquired by Grantor directly or through an Affiliate of Grantor.

9.2 Indemnity.

(a) As used herein, “Royalty Company Indemnitees” shall mean Grantee, the Trustee, their successors and assigns, their respective Affiliates, and all of their respective partners, members, shareholders, officers, directors, agents, representatives, beneficiaries, trustees, and employees and their respective successors, assigns and Affiliates.

(b) Grantor, with respect to any Subject Interests or Well in which Grantor has granted an Overriding Royalty Interest, will defend, indemnify and hold each Royalty Company Indemnitee harmless from and against all claims, demands, damages, liabilities, liens, fines, penalties, charges, administrative and judicial proceedings, orders, judgments, remedial action requirements, investigations, and enforcement actions of any kind, together with all interest thereon and all costs and expenses related thereto (including fees and disbursements of counsel and other advisors) and all other obligations whatsoever (collectively, “Claims”) arising, in whole or in part, directly or indirectly, from or in connection with any claim or demand asserted by any Person (other than by any Royalty Company Indemnitee against any Royalty Company Indemnitee), including any claim or demand related to any of the following:

(i) Lease Burdens, Specified Taxes not remitted by Grantor to the appropriate Person, Production Costs and SI Costs, provided that nothing herein shall limit Grantor’s ability to deduct Specified Post-Production Costs and Specified Taxes in calculating Gross Proceeds, and

(ii) all amounts by which the payments payable to Grantee with respect to any Overriding Royalty Interest pursuant to the terms of this Master Conveyance or any Recordable Conveyance are (i) reduced or otherwise used to satisfy any Lien (including any Permitted Lien other than an Excepted Permitted Lien) or encumbrance on the Working Interest of Grantor or any of its Affiliates in any Lease other than an Excepted Permitted Lien, including amounts used to satisfy any obligations or liabilities described in Section 3.7, (ii) reduced or adversely affected by the reduction in any Grantor’s or its Affiliates’ Working Interest to an amount less than the Scheduled Working Interest as a result of any violation of this Agreement by Grantor, including the proviso in Section 2.1(h), or (iii) reduced or adversely affected by any failure of Grantor to have obtained any Required Consent with respect to any Lease or Subject Interests.

(c) THE FOREGOING INDEMNITY WILL APPLY WHETHER OR NOT ARISING OUT OF THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF ANY ROYALTY COMPANY INDEMNITEE, GRANTOR, OR ANY OTHER PERSON, AND WILL APPLY, WITHOUT LIMITATION, TO ANY CLAIM AGAINST OR LIABILITY IMPOSED UPON ANY ROYALTY COMPANY INDEMNITEE, GRANTOR, OR ANY OTHER PERSON AS A RESULT OF ANY THEORY OF STRICT LIABILITY OR ANY OTHER DOCTRINE OF LAW, provided that the foregoing indemnity will not apply to any Claims incurred by any Royalty Company Indemnitee to the extent proximately caused by the gross negligence or willful misconduct of such Royalty Company Indemnitee. The rights of the Royalty Company Indemnitees under this Section 9.2 will survive any termination of this Agreement and will be in addition to, and not in replacement or limitation of, all other indemnities, reimbursement rights, and other similar rights and assurances at any time made by Grantor for the benefit of any Royalty Company Indemnitee.

(d) If any action or proceeding shall be brought or asserted against any Royalty Company Indemnitee in respect of which indemnity may be sought from Grantor pursuant to this Section 9.2, of which such Royalty Company Indemnitee shall have received notice, the Royalty Company Indemnitee shall promptly notify Grantor in writing, and Grantor shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Royalty Company Indemnitee and the payment of all costs and expenses; provided, however, that the failure so to notify Grantor of the commencement of any such action or proceeding shall not relieve Grantor from any liability that it may have to any Royalty Company Indemnitee except to the extent that Grantor is prejudiced or damaged by the failure to receive prompt notice. The Royalty Company Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Royalty Company Indemnitee unless (a) Grantor has agreed to pay such fees and expenses, (b) Grantor shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory (including the qualifications of such counsel) to the Royalty Company Indemnitee on any such action or proceeding or (c) the named parties to any such action or proceeding include both the Royalty Company Indemnitee and Grantor and the Royalty Company Indemnitee shall have been advised by counsel that there may be one or more legal defenses available to such Royalty Company Indemnitee that are different from or in addition to those available to Grantor or any other Royalty Company Indemnitee (in which case, if the Royalty Company Indemnitee notifies Grantor in writing that it elects to employ separate counsel at the expense of Grantor, Grantor shall not have the right to assume the defense of such action or proceeding on behalf of the Royalty Company Indemnitee and the Royalty Company Indemnitee may employ such counsel for the defense of such action or proceeding as is reasonably satisfactory to Grantor; it being understood, however, that except in the case of the addition of counsel caused by the existence or development of a conflict rendering unified representation impermissible or unadvisable, Grantor shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys for the Royalty Company Indemnitees at any time). Grantor shall not be liable for any settlement of any such action or proceeding effected without the written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of Grantor, but, if settled with such written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, Grantor agrees (to the extent stated above) to indemnify and hold harmless each Royalty Company Indemnitee from and against any expenses by reason of such settlement or judgment.

ARTICLE X

MISCELLANEOUS

10.1 Governing Law. This Master Conveyance shall be construed and enforced in accordance with and governed by the laws of the State of Louisiana and the laws of the United States of America, except that, to the extent that the law under the Outer Continental Shelf Lands

Act requires that the law of a state adjacent to which the Subject Interests are located (or which is otherwise applicable to a portion of the Subject Interests) necessarily governs with respect to procedural and substantive matters relating to the Overriding Royalty Interest, the law of such state shall apply as to that portion of the Subject Interests located adjacent to or in (or otherwise subject to the laws of) such state.

10.2 No Personal Liability by Grantee. The parties acknowledge that the Overriding Royalty Interest is a non-operating interest and that Grantee owns such interest, free from the payment by Grantee of the costs, risk and expense of production (provided the Royalty shall be subject to Specified Post-Production Costs and Specified Taxes as provided in Section 2.1(e)). Notwithstanding anything to the contrary contained in this Master Conveyance, Grantee shall never personally be responsible for paying any part of the costs, expenses or liabilities incurred in connection with the operating, owning and/or maintaining of the Subject Interests, including any Specified Taxes or Specified Post-Production Costs (which shall be deducted from Gross Proceeds and paid by Grantor as provided in Section 2.1(e)).

10.3 Nature of Overriding Royalty Interest; Intentions of the Parties. Each Overriding Royalty Interest shall constitute, and each Recordable Conveyance shall be an absolute conveyance of, a real (immovable) property interests and right. Nothing herein contained shall be construed to constitute either party hereto (under state law, for tax purposes or otherwise) the agent of, or in partnership with, the other party. If, however, the parties hereto are deemed to have entered into a relationship that constitutes a partnership for federal income tax purposes, the parties hereby elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and agree not to take any position inconsistent with such election. IN ADDITION, THE PARTIES HERETO INTEND THAT THE OVERRIDING ROYALTY INTEREST SHALL AT ALL TIMES BE TREATED (a) FOR FEDERAL INCOME TAX PURPOSES AS AN OVERRIDING ROYALTY INTEREST OR, IF REQUIRED BY APPLICABLE LAW, AS A “PRODUCTION PAYMENT” UNDER SECTION 636(a) OF THE CODE AND (b) AS AN INTEREST IN REAL OR IMMOVABLE PROPERTY AND REAL RIGHT, AND, IN ACCORDANCE THEREWITH AND THE TERMS OF THIS MASTER CONVEYANCE, GRANTEE SHALL LOOK EXCLUSIVELY TO THE HYDROCARBONS PRODUCED FROM THE SUBJECT INTERESTS FOR THE SATISFACTION AND REALIZATION OF THE OVERRIDING ROYALTY INTEREST. THE PARTIES HERETO AGREE TO FILE ALL APPLICABLE TAX RETURNS IN ACCORDANCE WITH THE INTENDED TAX TREATMENT STATED ABOVE. ALL PROVISIONS OF THIS MASTER CONVEYANCE AND THE RECORDABLE CONVEYANCE SHALL BE CONSTRUED AND TREATED ACCORDINGLY.

10.4 Notices. All notices, consents and other communications under this Master Conveyance shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when sent by telecopier (with receipt confirmed), (c) when received by the addressee, if sent by a nationally recognized express delivery service or (d) upon receipt after being mailed by certified or registered mail; in each case to the appropriate addresses and telefax numbers set forth below (or to such other addresses and telefax numbers as a party may designate as to itself by notice to other party):

if to Grantor:

McMoRan Oil & Gas LLC

1615 Poydras Street

New Orleans, LA 70112

Attention: General Counsel

Facsimile: (504) 582-4155

with a copy to:

Jones Walker LLP

201 St. Charles Avenue

New Orleans, LA 70170

Attention: David M. Hunter

Facsimile: (504) 582-8583

if to Grantee:

Gulf Coast Ultra Deep Royalty Trust

c/o The Bank of New York Mellon Trust Company, N.A.

Institutional Trust Services

919 Congress Avenue, Suite 500

Austin, Texas 78701

Attention: Mike J. Ulrich

Facsimile: (512) 479-2253

with a copy to:

Bracewell & Giuliani

111 Congress Avenue, Suite 2300

Austin, Texas 78701

Attention: Thomas W. Adkins

Facsimile: (512) 479-3940

A copy of this Master Conveyance has been retained by Grantor and Grantee, and upon the receipt of a request from any party for a copy of this Master Conveyance, Grantor and Grantee are each hereby authorized to deliver a copy of this Master Conveyance directly to such requesting party; provided, however, that Grantee shall provide a copy of any such request, together with a copy of the letter transmitting this Master Conveyance to any such requesting party, to Grantor within five (5) business days after sending such copy to the requesting party and Grantor agrees to provide a copy of such request, together with a copy of the letter transmitting this Master Conveyance to any such requesting party, to Grantee within five (5) business days after sending such copy to the requesting party.

10.5 Amendments. Except as expressly set forth in this Master Conveyance, this Master Conveyance and the Recordable Conveyance may be amended, modified or waived only by the written agreement executed by each of Grantor and Grantee. No waiver of any of the provisions of this Master Conveyance shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

10.6 Counterparts. This Master Conveyance may be executed by Grantor and Grantee in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument.

10.7 Binding Effect. All the covenants and agreements of Grantor herein contained shall be deemed to be covenants running with Grantor’s interest in the Subject Interests and the lands affected thereby. All of the provisions hereof shall inure to the benefit of Grantee and its successors and assigns and shall be binding upon Grantor and its successors and assigns.

10.8 Partition. Grantor and Grantee acknowledge that Grantee has no right or interest that would permit it to partition any portion of the Subject Interests, and Grantee waives any such right.

10.9 Partial Invalidity. In the event any provision contained in this Master Conveyance shall for any reason be held to be invalid, illegal or unenforceable by a Governmental Authority, then (to the extent permitted under applicable law) such invalidity, illegality or unenforceability shall not affect any of the remaining provisions of this Master Conveyance which shall remain in full force and effect.

10.10 Effective Date. This Master Conveyance is effective for all purposes (the “Effective Date”) as of June 3, 2013.

10.11 Recording.

(a) It is not the intent of Grantor and Grantee to file this Master Conveyance in the records of the BOEM or in the parishes adjacent to or where the Subject Interests are located but to record the Recordable Conveyances for filing in such records. In addition to such Recordable Conveyances (without creating any additional covenants, warranties or representations of or by Grantor), Grantor covenants and agrees to execute and deliver to Grantee all such other and additional assignments, instruments and other documents and to do all such other acts and things as may be necessary more fully to vest in Grantee record title to the Overriding Royalty Interest. Such separate or additional assignments and the Recordable Conveyances: (a) shall evidence the assignment of the Overriding Royalty Interest herein made or intended to be made; (b) shall not modify any of the terms and covenants herein set forth and shall not create any additional representations or covenants of or by Grantor to Grantee; (c) shall be deemed to contain all of the terms and provisions hereof, as fully and to all intents and purposes as though the same were set forth at length in the separate assignments; and (d) to the extent required by Law, shall be on forms prescribed, or may otherwise be on forms suggested, by the appropriate Governmental Authorities. In the event any term or provision of any separate or additional assignment or the Recordable Conveyances should be inconsistent with or conflict with the terms or provisions of this Master Conveyance, the terms and provisions of this Master Conveyance shall control and shall govern the rights, obligations and interests of the parties hereto, their successors and assigns.

(b) Upon execution of this Master Conveyance, Grantor and Grantee shall execute a memorandum in the form of Exhibit D attached hereto (the “Memorandum”) and file such memorandum in the real property records of the parishes adjacent to or where the Existing Subject Interests are located, and upon the acquisition of any Add-On Lease after the Effective Date Grantor shall provide written notice to Grantee of such acquisition and the parish adjacent to or where the Add-On Lease is located and Grantor and Grantee shall cause a Memorandum to be filed in the real property records of such parish if the Memorandum is not then filed in such real property records of such parish or an amendment to the Memorandum to be filed in the real property records of such parish if the Memorandum has previously been filed in such real property records of such parish.

10.12 No Third Party Beneficiaries. Nothing in this Master Conveyance shall entitle any Person other than Grantor, Grantee and, solely with respect to Section 9.2, any Royalty Company Indemnitee to any claims, cause of action, remedy or right of any kind. Any action that Grantee is authorized to undertake pursuant to this Master Conveyance or any Recordable Conveyance may be undertaken by the Trustee on Grantee’s behalf or by any other agent or representative of Grantee or Trustee.

10.13 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by the Trustee on behalf of Grantee and not individually or personally, but solely as Trustee of the Trust and (b) under no circumstances shall the Trustee be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by Grantee under this Agreement.

IN WITNESS WHEREOF, Grantor and Grantee have executed this Master Conveyance on this 3rd day of June, 2013.

GRANTOR:

MCMORAN OIL & GAS LLC

By:	/s/ Nancy D. Parmelee
	Name:	Nancy D. Parmelee
	Office:	Chief Financial Officer & Secretary

GRANTEE:

GULF COAST ULTRA DEEP ROYALTY TRUST

By:		The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ R. Tarnas
	Name:	R. Tarnas
	Title:	Vice President

SIGNATURE PAGE TO

MASTER CONVEYANCE OF OVERRIDING ROYALTY INTEREST

EXHIBIT A

Prospect Areas/Scheduled Working Interest

Prospect Area	Scheduled Working Interest
Offshore:
Davy Jones	63.4%
Blackbeard East	72.0%
Lafitte	72.0%
Blackbeard West	69.4%

England	36.0%
Barbosa	72.0%
Morgan	72.0%
Barataria	72.0%
Blackbeard West #3	69.4%
Drake	72.0%
Davy Jones West	36.0%
Hurricane	72.0%
Hook	72.0%
Captain Blood	72.0%
Bonnet	72.0%
Queen Anne’s Revenge	72.0%
Calico Jack	36.0%
Onshore:
Highlander	72.0%
Lineham Creek	36.0%
Tortuga	72.0%

A-1

EXHIBIT B

First RC Leases

Area/Block/Lease	Original Lessee	Date of Lease

EI 0222 OCS-G 22672	EEX CORPORATION	05/01/2001

EI 0223 OCS-G 21640	EEX CORPORATION	05/01/2000

EI 0244 OCS-G 33630	MCMORAN OIL & GAS LLC	06/01/2010

EI 0268, OCS-G 34306	MCMORAN OIL & GAS LLC	10/01/2012

EI 0288, OCS-G 34307	MCMORAN OIL & GAS LLC	10/01/2012

EI 0289 OCS-G 33634	MCMORAN OIL & GAS LLC	06/01/2010

SM 0025 OCS-G 33611	MCMORAN OIL & GAS LLC	07/01/2010

SM 0026 OCS-G 33612	MCMORAN OIL & GAS LLC	07/01/2010

SM 0030 OCS-G 33613	MCMORAN OIL & GAS LLC	07/01/2010

SM 0080, OCS-G 34267	MCMORAN OIL & GAS LLC	10/01/2012

SM 0081 OCS-G 33614	MCMORAN OIL & GAS LLC	07/01/2010

SM 0082 OCS-G 33615	MCMORAN OIL & GAS LLC	07/01/2010

SM 0091, OCS-G 34268	MCMORAN OIL & GAS LLC	10/01/2012

SM 0092, OCS-G 34269	MCMORAN OIL & GAS LLC	10/01/2012

SM 0112, OCS-G 34271	MCMORAN OIL & GAS LLC	10/01/2012

SM 0125 OCS-G 32161	MCMORAN OIL & GAS LLC	07/01/2008

SM 0212, 0217, ETC. OCS 0310	THE TEXAS COMPANY, ET AL	02/07/1936

SM 0230 OCS-G 26013	STONE ENERGY CORPORATION	07/01/2004

SM 0231 OCS-G 26014	STONE ENERGY CORPORATION	07/01/2004

SM 0233 OCS-G 34280	CHEVRON U.S.A. INC.	11/01/2012

SM 0234 OCS-G 27896	EXXONMOBIL CORPORATION	06/01/2006

SM 0234/0235 OCS-G 02300	SONAT EXPLORATION CO.	02/01/1973

SM 0235 OCS-G 27897	EXXONMOBIL CORPORATION	06/01/2006

SS 0136 OCS-G 33642	MCMORAN OIL & GAS LLC	06/01/2010

SS 0137 OCS-G 33643	MCMORAN OIL & GAS LLC	06/01/2010

SS 0184 OCS-G 32195	MCMORAN OIL & GAS LLC	07/01/2008

SS 0185 OCS-G 33096	MCMORAN OIL & GAS LLC	07/01/2009

SS 0186 OCS-G 32197	NEWFIELD EXPLORATION COMPANY	08/01/2008

SS 0188 OCS-G 22712	AVIARA ENERGY CORPORATION	05/01/2001

SS 0192 OCS-G 32198	MCMORAN OIL & GAS LLC	07/01/2008

SS 0212 OCS-G 32200	MCMORAN OIL & GAS LLC	06/01/2008

ST 0078 OCS-G 33653	MCMORAN OIL & GAS LLC	06/01/2010

ST 0079 OCS-G 33654	MCMORAN OIL & GAS LLC	06/01/2010

ST 0141 OCS-G 21665	EEX CORPORATION	05/01/2000

ST 0142 OCS-G 21666	EEX CORPORATION	05/01/2000

B-1

ST 0144 OCS-G 21667	EEX CORPORATION	07/01/2000

ST 0145 OCS-G 26098	STONE ENERGY CORPORATION	07/01/2004

ST 0164 OCS-G 01250	STONE ENERGY OFFSHORE, L.L.C.	06/01/1962

ST 0165 OCS-G 01251	STONE ENERGY OFFSHORE, L.L.C.	06/01/1962

ST 0167 OCS-G 21668	EEX CORPORATION	05/01/2000

ST 0168 OCS-G 21669	EEX CORPORATION	05/01/2000

ST 0173 OCS-G 4001	EXXON MOBIL CORPORATION	03/01/1979

ST 0178 OCS-G 34336	CHEVRON U.S.A. INC.	10/01/2012

ST 0188 OCS-G 33662	MCMORAN OIL & GAS LLC	07/01/2010

VR 0021 OCS-G 34244	CHEVRON U.S.A. INC.	11/01/2012

VR 0023 OCS-G 34245	VR 0023 OCS-G 34245	11/01/2012

VR 0025 OCS-G 34246	CHEVRON U.S.A. INC.	11/01/2012

VR 0037 OCS-G 33586	MCMORAN OIL & GAS LLC	05/01/2010

VR 0040 OCS-G 34247	CHEVRON U.S.A. INC.	11/01/2012

VR 0052 OCS-G 34248	CHEVRON U.S.A. INC.	12/01/2012

VR 0070 OCS-G 34250	CHEVRON U.S.A. INC.	12/01/2012

2

EXHIBIT C

Form of Recordable Conveyance

C-1

CONVEYANCE OF OVERRIDING ROYALTY INTEREST

From

McMoRan OIL & GAS LLC

“Grantor”

To

GULF COAST ULTRA DEEP ROYALTY TRUST

“Grantee”

Dated

            , 20

CONVEYANCE OF

OVERRIDING ROYALTY INTEREST

THIS CONVEYANCE OF OVERRIDING ROYALTY INTEREST (this “Conveyance”), made effective as of the Effective Time, is from McMoRan OIL & GAS LLC, a Delaware limited liability company, whose mailing address is 1615 Poydras Street, New Orleans, Louisiana 70112, and whose last four digits of its Federal Tax I.D. Number are 2657 (“Grantor”), to GULF COAST ULTRA DEEP ROYALTY TRUST, a statutory trust created under the laws of the State of Delaware, whose mailing address is c/o The Bank of New York Mellon Trust Company, N.A., as Trustee, 919 Congress Avenue, Austin, Texas 78701 and whose last four digits of its Federa1 Tax I.D. Number are 8579 (“Grantee”).

WHEREAS, capitalized terms as used herein shall have the meanings given to them in Article V hereof unless otherwise defined herein.

WHEREAS, Grantor is the present holder, of record, of a working interest under each of the Leases listed on Exhibit A; and

WHEREAS, in accordance with the Master Conveyance, Grantor desires to convey to Grantee an overriding royalty interest in production of Hydrocarbons from the Leases as set forth herein; and

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

ARTICLE I

CONVEYANCE

Section 1.01. Conveyance. For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration to Grantor cash in hand paid by Grantee, the receipt and sufficiency of which is hereby acknowledged, Grantor hereby GRANTS, BARGAINS, SELLS, CONVEYS, ASSIGNS, SETS OVER, AND DELIVERS unto Grantee, its successors and assigns, effective as of the Effective Time, a term overriding royalty interest equal to the Overriding Royalty Percentage of all Hydrocarbons produced or that may be produced and saved from each of the Leases, insofar, and only insofar, as such Hydrocarbons are produced from the Subject Formations, which overriding royalty interest shall burden the Subject Interests and be satisfied out of Production and the proceeds thereof until such overriding royalty interest terminates at the Termination Time, together with all and singular the rights and appurtenances thereto in anywise belonging (the “Overriding Royalty Interest”).

TO HAVE AND TO HOLD the Overriding Royalty Interest unto Grantee, its successors and assigns forever, subject to the following terms, provisions and conditions. This Conveyance is an absolute conveyance of an immovable property interest and a real right.

Section 1.02. Non-Operating, Non-Expense-Bearing Interest. In no event will Grantee ever be personally liable or obligated to pay, either directly or indirectly, any obligations arising from or related to the development of any of the Subject Interests, including (a) Lease Burdens, (b) taxes, (c) costs, expenses or liabilities for building, constructing, acquiring, exploring, drilling, completing, perforating, equipping, developing, producing, operating, maintaining, reworking, redrilling, recompleting, plugging, abandoning, gathering, transporting, compressing, treating, handling, separating, dehydrating or processing, or any other expenses related or pertaining to operations with respect to the Subject Interests or the handling of Production or (d) any costs or expenses of acquiring or disposing of any Subject Interests, provided that nothing herein shall limit Grantor’s ability to deduct Specified Post-Production Costs and Specified Taxes in calculating Gross Proceeds.

Section 1.03. Royalty. Subject to Grantee’s right to take its share of Production in-kind pursuant to Section 2.02 of this Conveyance, the Overriding Royalty Interest shall entitle Grantee to an amount equal to the applicable Overriding Royalty Payment Percentage (as set forth in Exhibit A for each Lease) of the Gross Proceeds attributable to each Lease for periods from and after the Effective Time and through and including the Termination Time (the “Royalty”). Grantor shall be responsible for remitting to the appropriate Person all Specified Post-Production Costs and Specified Taxes attributable to Production (excluding Specified Post-Production Costs and Specified Taxes attributable to Production Grantee elects to take in-kind pursuant to Section 2.02 of this Conveyance).

Section 1.04. Marketing of Overriding Royalty Hydrocarbons. Except to the extent Grantee has elected to take Overriding Royalty Hydrocarbons in kind, Grantor shall market or cause to be marketed the Overriding Royalty Hydrocarbons on the same basis as Grantor’s share of Production.

Section 1.05. Termination; Abandonment.

(a) The Overriding Royalty Interest shall terminate at the Termination Time, without the requirement of payment by Grantor or any other Person. The termination of the Overriding Royalty Interest shall not release Grantor of any obligation under this Conveyance or the Master Conveyance with respect to any actions or obligations hereunder or thereunder related to any period prior to the Termination Time.

(b) Upon termination of the Overriding Royalty Interest as provided in this Section 1.05, upon the request of Grantor, Grantee shall execute and promptly deliver to Grantor an instrument, which shall be prepared and provided to Grantee by Grantor, in form and substance reasonably acceptable to Grantor and Grantee and in recordable form in all applicable jurisdiction in which this Conveyance has been filed of record evidencing the termination of such Overriding Royalty Interest.

(c) If any individual Lease (or portion thereof, as applicable) should expire before the date of any other Lease, the Overriding Royalty Interest shall remain in full force and effect and undiminished as to all remaining Leases (and the remainder portion of such Lease, as applicable) and, in regards to any partial expiration, all Subject Interests with respect to which such Lease has not expired.

Section 1.06. Pooling or Unitization by Grantor. Without joinder or consent of Grantee or notice thereto, Grantor shall have the right and power to unitize or pool all or any portion of the Subject Interest with other areas and to amend or terminate any unitization and/or

2

pooling agreements. If and whenever, through the exercise of this power or pursuant to any law or regulation, or any order of any Governmental Authority, any portion of the Subject Interests is unitized or pooled, the Overriding Royalty Interest, insofar as it relates to such unitized or pooled area, shall be calculated with respect to the Hydrocarbons in the proportion to which the affected Subject Interests share in the Hydrocarbons produced from such unitized or pooled area.

Section 1.07. Operations. It is the express intent of Grantor and Grantee that the Overriding Royalty Interest shall constitute (and this Conveyance shall conclusively be construed for all purposes as creating) a single, separate non-operating right with respect to the Subject Interests for all purposes.

ARTICLE II

PAYMENT

Section 2.01. Payment.

(a) The Royalty shall be payable on the last day of each month in respect of the proceeds of Production received by or on behalf of Grantor or its Affiliates in the immediately preceding month. Each Royalty payment to Grantee shall be accompanied by a certification setting forth the quantity and kind of Production for such previous month (including Production attributable to the Overriding Royalty Interest and any Lease Burdens), the gross sale price thereof, the calculation of the Gross Proceeds received therefrom identifying all Specified Taxes deducted or withheld and all Specified Post-Production Costs debited from the gross sale proceeds, together with a calculation of the Royalty for such previous month. All payments of the Royalty shall be made to Grantee by electronic transfer to Grantee’s account, details of which account shall be notified to Grantor by Grantee in writing from time to time. Grantor’s obligations under this Section 2.01(a) shall not apply with respect to Non-Consent Hydrocarbons as provided in Section 2.01(d).

(b) If at any time Grantor pays Grantee more than the amount then due with respect to the Royalty, Grantee will not be obligated to return any such overpayment, but the amount or amounts otherwise payable for any subsequent period or periods will be reduced by the amount of such overpayment.

(c) Any amount owed with respect to the Royalty hereunder and not paid within ten (10) days of its due date shall bear interest at a rate per annum equal to the lesser of (i) the highest, non-usurious rate of interest permitted to be charged under applicable law, and (ii) two percent (2%) per annum plus the Agreed Rate at the time payment was due, and such interest shall accrue on such unpaid amount commencing on the date that on which such unpaid amount was due until such unpaid amount has been paid in full. Grantor agrees to pay Grantee such interest, if applicable, pursuant to this Section 2.01(c).

(d) Nothing contained in this Conveyance shall be deemed to prevent or restrict Grantor or its Affiliates from electing not to participate in any operations that are to be conducted under the terms of any operating agreement, unit operating agreement, contract for development, or similar instrument affecting or pertaining to the Subject Interests (or any portions thereof) and

3

permitting consenting parties to conduct non-consent operations; and the Overriding Royalty Interest shall not apply to any Non-Consent Hydrocarbons, and Grantor shall not have any obligations under Section 2.01(a) with respect to any such Non-Consent Hydrocarbons.

Section 2.02. Delivery to Grantee. Grantee shall have the right at any time by notice to Grantor to elect to take the Overriding Royalty Hydrocarbons in kind. Upon election by Grantee to receive the Overriding Royalty Hydrocarbons in kind, effective as of 7:00 a.m., Central Time, on the first day of the second calendar month following the date of such election, the Overriding Royalty Hydrocarbons shall be delivered to Grantee, or to the credit of Grantee, into the facilities of the First Transporter or first purchaser at the delivery points. As between Grantor and Grantee, Grantor shall be in exclusive control and possession of the Overriding Royalty Hydrocarbons delivered hereunder, provided Grantee shall bear the risk of loss of any such Hydrocarbons prior to delivery to Grantee as provided in the preceding sentence and Grantor shall not have any liability to Grantee for any such loss, and after delivery of such Hydrocarbons to Grantee at the delivery points Grantee shall be deemed to be in exclusive control and possession thereof and responsible for any loss, injury, or damage caused thereby. To the extent it has the right to do so, Grantor hereby grants to Grantee easements and rights-of-way over and across the Leases and lands pooled, communitized and/or unitized therewith, together with rights of ingress and egress, for the purposes of receiving, accepting, and taking Overriding Royalty Hydrocarbons at the delivery points; provided Grantee shall be responsible for and shall hold Grantor harmless from any loss resulting from any use. Notwithstanding any provisions of this Conveyance, the Master Conveyance or the Trust Agreement to the contrary, Grantee shall not be permitted to elect to take Production in kind pursuant to this Section 2.02 unless it has previously agreed to bear, and does in fact bear, its share of Specified Post-Production Costs and Specified Taxes, and all other costs and expenses which may otherwise be borne by Grantor which are in excess of the costs and expenses Grantor would otherwise bear if Grantee had not exercised such right to take in kind.

ARTICLE III

DISCLAIMER OF WARRANTIES AND SUBROGATION

Section 3.01. Disclaimer. GRANTOR MAKES NO, AND EXPRESSLY DISCLAIMS AND NEGATES ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO TITLE TO ANY OF THE SUBJECT INTERESTS. To the extent of the Overriding Royalty Interest Percentage, however, this Conveyance is made with full substitution and subrogation of Grantee in and to all covenants, representations and warranties given or made by Grantor’s predecessors in title and Grantee is specifically subrogated to all rights which Grantor may have against its predecessors in title, to the extent that Grantor may legally transfer such rights and grant such subrogation. Nothing in this Section 3.01, however, shall be deemed to qualify, increase, limit or release any rights, indemnities or remedies provided under the Master Conveyance, including Section 9.2 thereof. The Overriding Royalty Interest granted herein is based on Grantor’s Working Interest, without regard to Grantor’s net revenue interest. All burdens on and reductions in Grantor’s net revenue interest are for Grantor’s sole account, and the Overriding Royalty Interest will not be reduced based on the amount of or any burden on Grantor’s net revenue interest.

4

Section 3.02. Covenant to Remove Non-Permitted Liens. Grantor represents to Grantee that, to the knowledge of Grantor, the Overriding Royalty Interest is free and clear of any burden or Lien other than Permitted Liens. If at any time the Overriding Royalty Interest is ever subject to any Lien other than an Excepted Permitted Lien, then Grantor will promptly cause such Lien to be removed or released at no cost to Grantee.

ARTICLE IV

TRANSFER

Section 4.01. Transfer by Grantor. Except as expressly permitted by Section 2.1(h) of the Master Conveyance, (i) each transfer by Grantor of any interest in any Subject Interest shall be accompanied by an assignment of its obligations under the Master Conveyance and this Conveyance applicable to such Subject Interests and (ii) any assignment or transfer by Grantor of its interest in any Subject Interest or any rights or obligations under this Conveyance shall not be effective unless and until the assignee of such interest and obligations has executed and delivered to Grantor and Grantee an assignment or novation agreement, pursuant to which such assignee assumes all (or an undivided percentage interest commensurate with that portion of Grantor’s interest in the Subject Interest being acquired) of the obligations of the Grantor pursuant to this Conveyance and the Master Conveyance, insofar as same relate to the interest so conveyed, including, without limitation of the foregoing, this restriction upon assignment. No transfer or assignment of its rights under this Conveyance will release or relieve Grantor from its obligations hereunder or under the Master Conveyance. Notwithstanding the foregoing, Grantor shall be permitted to grant additional Lease Burdens with respect to the Subject Interests after the date this Conveyance is filed with the BOEM and each applicable parish in accordance with Section 2.1 of the Master Conveyance so long as any such Lease Burdens are subordinate to, and do not otherwise diminish, the rights of Grantee with respect to the Overriding Royalty Interest.

Section 4.02. Transfer by Grantee.

(a) Except as provided in Section 5.4 of the Master Conveyance, prior to the fifth anniversary of the Effective Date, Grantee shall not assign any Overriding Royalty Interests. From and after the fifth anniversary of the Effective Date, subject to Section 5.5 of the Master Conveyance, without the prior written consent of Grantor, Grantee may assign or transfer all, but not less than all, of the Overriding Royalty Interests and may assign or transfer its rights and interest in and under this Conveyance with respect to any Overriding Royalty Interest to any assignee of such Overriding Royalty Interest; provided that Grantee shall only be entitled to assign the Overriding Royalty Interests and the rights under this Conveyance to one assignee of Grantee who acquires all of Grantee’s interest in the Overriding Royalty Interests granted hereby (and, as provided in Section 5.1(a) of the Master Conveyance, all of Grantee’s interests in all other Overriding Royalty Interests, as defined in and granted pursuant to the Master Conveyance).

(b) No change of ownership or right to receive the Overriding Royalty Interest, or of any part thereof, however accomplished, shall be binding upon Grantor until notice thereof shall have been furnished by the Person claiming the benefit thereof, and then only with respect to payments thereafter made. Notice of sale or assignment of the Overriding Royalty Interest shall

5

consist of a copy of the recorded instrument accomplishing the same; notice of change of ownership or right to receive payment accomplished in any other manner (for example by reason of incapacity, death or dissolution) shall consist of copies of recorded documents and complete proceedings legally binding and conclusive of the rights of all parties. Until such notice shall have been furnished to Grantor as provided above, the payment or tender of all sums payable on the Overriding Royalty Interest may be made in the manner provided in this Conveyance as if no such change in interest or ownership or right to receive payment had occurred.

Section 4.03. Covenant Running with the Land. The Master Conveyance, this Conveyance and the obligations of Grantor under the Master Conveyance and this Conveyance shall be covenants running with the Leases and the lands covered thereby or subject thereto, and in the event of any transfer of any of Grantor’s interests derived from any Lease (including any judicial or non-judicial foreclosure sale by a receiver or trustee in bankruptcy and the granting of any lien by any court), such transfer will be subject to all obligations of Grantor with respect to the Master Conveyance and this Conveyance burdening such Grantor’s interests.

Section 4.04. Preferential Right to Purchase in Favor of Grantor. Should Grantee receive a bona fide written offer for the acquisition of all of the Overriding Royalty Interests (and all of Grantee’s other interests in all other Overriding Royalty Interests, as defined in and granted pursuant to the Master Conveyance) from a third-party not affiliated with Grantor, which Grantee desires to accept, Grantor shall have a preferential right to purchase the Overriding Royalty Interests as set forth in Section 5.5 of the Master Conveyance.

Section 4.05. ORRI Purchase Right. If the Overriding Royalty Interest is transferred by Grantee pursuant to an ORRI Transfer, then Grantor thereafter shall have all of the rights and options of Grantor set forth in Section 5.5(g) of the Master Conveyance (which rights include the right and option to purchase all, but not less than all, of the Overriding Royalty Interests as set forth in such Section 5.5(g)).

ARTICLE V

DEFINITIONS

As used herein and in the exhibits hereto, the following terms shall have the respective meanings ascribed to them below:

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly owning, controlling or holding with power to vote more than 50% of the outstanding voting securities of such Person, (b) any other Person more than 50% of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, and (c) any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that in no case shall any Unitholder (as defined in that certain Amended and Restated Trust Agreement of Grantee dated as of             , 2013, by and among Freeport-McMoRan Copper & Gold Inc., as depositor, Grantor, as grantor, The Bank of New York Mellon Trust Company, N.A., as trustee, and BNY Mellon Trust of Delaware, as Delaware trustee), as it may be amended from time to time) be deemed an Affiliate of the Trust for purposes of this Conveyance.

6

“Agreed Rate” means for and during each calendar month, the prime rate published under “Money Rates” in the Wall Street Journal on the first day of such calendar month for which such a prime rate is so published, or if the Wall Street Journal shall cease publication or cease publishing the “prime rate” on a regular basis, such other regularly published average prime rate applicable to commercial banks as is acceptable to the Grantee in its reasonable discretion.

“Central Time” means Central Standard Time or Central Daylight Savings Time in effect on the date in question.

“Code” shall have the meaning given such term in Section 6.07.

“Conveyance” means this Conveyance of Overriding Royalty Interest from Grantor to Grantee.

“Effective Time” means 7:00a.m., Central Time, on                     .1

“Effective Date” means June 3, 2013.

“End Date” shall mean June 3, 2033.

“Excepted Permitted Lien” shall mean (i) any Permitted Lien created or caused by Grantee or (ii) other than any Permitted Lien created by, through or under Grantor or its Affiliates, any Permitted Lien which creates a defect in the title of Grantor or any of its Affiliates in, to or under any Subject Interest that reduces the Working Interests of Grantor or its Affiliates with respect to any Subject Interests, other than any such defect or reduction in Working Interest occurring after the Effective Date arising as a result of any non-payment by Grantor or its Affiliates of any financial obligation which Grantor or its Affiliates has assumed or otherwise is obligated to pay (whether under an operating agreement existing at the time Grantor or its Affiliate acquired an interest in the Subject Interest, by contract or otherwise).

“First Transporter” means the first interstate or intrastate pipeline downstream of the delivery point.

“Gas” means natural gas, coalbed methane and other gaseous hydrocarbons.

“Governmental Authority” means the country, the state, county or parish, city and political subdivisions in which any Person or such Person’s property is located or which exercises valid jurisdiction over any such Person or such Person’s property, and any court, agency, department, commission, board, bureau or instrumentality of any of them which exercises valid jurisdiction over any such Person or such Person’s property.

“Grantor” means Grantor and each subsequent owner or owners of the Working Interest in and to the Leases burdened by the Overriding Royalty Interest.

[1]	Instructions to complete this form: Insert the applicable Effective Time as requested under Section 2.1(f) of the Master Conveyance.

7

“Gross Proceeds” means an amount equal to the Market Value of all sales of Production plus proceeds received on account of any Production lost, (a) after deduction or withholding of Specified Taxes allocable to such Production or such sale thereof, and (b) minus any Specified Post-Production Costs allocable to such Production.

“Hydrocarbons” means Oil and Gas.

“Lease” means (a) each Oil, Gas and/or other mineral lease described, referred to, or identified on Exhibit A, together with any renewal or extension of each such lease (as to all or any part or portion thereof), (b) any replacement lease taken upon or in anticipation of expiration or termination of such Lease (if executed and delivered during the term of or within one year after expiration of the predecessor Lease), insofar only as any such replacement lease covers the Subject Formations under the same lands described in the original Lease, and (c) all rights in, to or under all other Oil, Gas and/or mineral leases to the extent covering any area with which areas covered by such leases listed on Exhibit A are aggregated by unitization, pooling or similar aggregation principles and all rights derived from any unitization, pooling or similar aggregation arrangement, operating, communitization or similar agreement, or any declaration or order of any Governmental Authority; and “Leases” means all such leases, insofar only as such leases cover such lands and depths or subsurface intervals, and all such renewals and extensions and replacement leases.

“Lease Burdens” means royalties, overriding royalties (other than the Overriding Royalty Interests), net profits interests, production payments and other burdens on production.

“Lien” means, with respect to any property or assets, any right or interest therein of a party to secure liabilities owed to it or any other arrangement with such party that provides for the payment of such liabilities out of such property or assets or that allows such party to have such liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise. “Lien” also means (a) any production payment or other similar burden on the Hydrocarbons attributable to the Subject Interests, and (b) any filed financing statement or other filing, notice, arrangement or action that would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement or other filing is filed, such notice is given, or such arrangement or action is undertaken before or after such Lien exists

“Master Conveyance” means that certain Master Conveyance of Overriding Royalty Interest by and between Grantor and Grantee, dated as of June 3, 2013.

“Market Value” means, with respect to any Production and without duplication, the sum of (a) the proceeds received by Grantor (or any Affiliate or agent of Grantor that markets the Production on behalf of Grantor or its Affiliates, Grantee or any owner of any Lease Burden) from the first sale of such Production to a Non-Affiliate, regardless of the location of such sale (whether on the applicable land subject to the Leases or at any point downstream) and (b) all proceeds from the sale of Hydrocarbons attributable to Lease Burdens (to the extent a Lease

8

Burden burdens the Subject Interests), if not marketed by Grantor or any Affiliate or agent of Grantor and whether received by Grantor, its Affiliates, or not, based on pricing received by Grantor.

“Non-Affiliate” shall mean with respect to Grantor, any Person who is not an Affiliate of Grantor.

“Non-Consent Hydrocarbons” means those Hydrocarbons produced from a Subject Interest during the applicable period of recoupment or reimbursement pursuant to a Non-Consent Provision covering that Subject Interest, which Hydrocarbons have been relinquished to the consenting party or participating party, other than Grantor or its Affiliates, under the terms of such Non-Consent Provision as the result of an election by Grantor or its Affiliates not to participate in a particular operation, and at such time as Grantor’s or its Affiliates’ back-in interest is applicable (such that Grantor’s or its Affiliates’ interest is entitled to a share of such Hydrocarbons) such Hydrocarbons no longer shall constitute Non-Consent Hydrocarbons.

“Non-Consent Provision” means a contractual provision contained in an applicable operating agreement, unit operating agreement, contract for development, or other similar instrument that is a Permitted Lien under clause (e) of the definition of Permitted Lien, which provision covers non-consent operations and provides for relinquishment of Hydrocarbon production by non-consenting or non-participating parties during a period of recoupment or reimbursement of costs and expenses of the consenting or participating parties.

“Oil” means crude oil, condensate and other liquid or liquefiable hydrocarbons.

“ORRI Purchase Option Closing” shall have the meaning given such term in the Master Conveyance.

“ORRI Transfer” shall have the meaning given such term in the Master Conveyance.

“Overriding Royalty Hydrocarbons” means the Hydrocarbons conveyed to Grantee pursuant to Section 1.01 hereof, which shall be a volume of Hydrocarbons equal to the Overriding Royalty Percentage of all Hydrocarbons produced and saved from the Leases from the Subject Formations.

“Overriding Royalty Interest” shall have the meaning given such term in Section 1.01 hereof.

“Overriding Royalty Payment Percentage” means the Overriding Royalty Payment Percentage as calculated pursuant to the terms and provisions of the Master Conveyance and for each Lease set forth on Exhibit A is the percentage designated as the Overriding Royalty Payment Percentage for each such Lease on Exhibit A.2

[2]	Instructions to complete this form: Insert on Exhibit A applicable Overriding Royalty Payment Percentage on Exhibit A as required under the Master Conveyance, including Section 2.1(h) and Section 2.2 thereof.

9

“Overriding Royalty Percentage” means the Overriding Royalty Percentage as calculated pursuant to the terms and provisions of the Master Conveyance and for each Lease set forth on Exhibit A is the percentage designated as the Overriding Royalty Percentage for each such Lease on Exhibit A.3

“Permitted Liens” means, with respect to the Overriding Royalty Interest and the grant of the Overriding Royalty Interest hereunder (in the case of (a), (d), (e)(1), (f), (g), (h), (i), (j), (k) and (l)) and, with respect to the real property interest on which the Overriding Royalty Interest is granted only and not with respect to the Overriding Royalty Interest (in the case of (b), (c) and (e)(2)):

(a) statutory Liens for taxes, assessments or other governmental charges or levies that are not yet delinquent or that are being contested in good faith by appropriate action;

(b) statutory Liens for operators’, carriers’, warehousemen’s, repairmen’s, mechanics’, materialmen’s, or other like Liens, in each case only to the extent arising by operation of law in the ordinary course of business, that do not secure obligations that are delinquent and that do not in any case secure indebtedness for borrowed money or similar obligations;

(c) Liens and other encumbrances existing on the later of (i) the Effective Date and (ii) the date Grantor acquires its interest in the applicable Subject Interest so long as such Liens and other encumbrances neither (x) secure indebtedness for borrowed money or similar obligations or any obligations of any kind, in each case, of Grantor or its Affiliates that are delinquent, nor (y) prevent Grantee from receiving the Overriding Royalty Interests in accordance with this Conveyance, or the proceeds thereof;

(d) royalties, overriding royalties and other similar burdens or encumbrances to the extent they exist as to any Subject Interest as of the date of this Conveyance to the extent such do not prevent Grantee from receiving the Overriding Royalty Interest in accordance with this Conveyance, or the proceeds thereof;

(e) Liens under operating agreements, unit agreements, unitization and pooling designations and declarations, farmout and farmin agreements, exploration agreements, area of mutual interest agreements, gathering and transportation agreements, processing agreements, and Hydrocarbon purchase contracts, and other contracts (excluding contracts for borrowed money, hedging contracts and other contracts with financial institutions) that (1) have been entered into in the ordinary course of the oil and gas business prior to the time this Conveyance is first filed of record in the appropriate records of the BOEM or the applicable parish, provided that (i) any such Liens in favor of Grantor or any Affiliate of Grantor are Permitted Liens only to the extent that the Overriding Royalty Interest is expressly excluded therefrom and not subject thereto and (ii) any such Liens that secure obligations that are delinquent as of the date of this Conveyance conveying the Overriding Royalty Interest are not Permitted Liens or (2) are entered into in the ordinary course of the oil and gas business after the time of this Conveyance is first filed of

[3]	Instructions to complete this form: Insert on Exhibit A applicable Overriding Royalty Percentage on Exhibit A as required under the Master Conveyance, including Section 2.1(h) and Section 2.2 thereof.

10

record in the appropriate records of the BOEM or the applicable parish, provided that (i) any such Liens are Permitted Liens only to the extent that the Overriding Royalty Interest is excluded therefrom and not subject thereto and (ii) any such Liens that secure obligations that are delinquent at the time of the grant of the Overriding Royalty Interest are not Permitted Liens;

(f) easements, surface leases and surface rights, plat restrictions, zoning Laws, restrictive covenants and conditions, and building and other land use Laws and similar encumbrances, none of which materially interferes with the development and operation of the property subject thereto for the production of Hydrocarbons or for the use for which the same are held;

(g) rights vested in or reserved to any Governmental Authority to regulate the Subject Interests, to terminate any right, power, franchise, license or permit afforded by such Governmental Authority, or to purchase, condemn, expropriate or designate a buyer of any of the Subject Interests;

(h) all rights to consent by, required notices to, filings with or other actions by Governmental Authorities in connection with the sale, disposition, transfer or conveyance of federal, state, or other governmental oil and gas leases or interests therein or related thereto, which cannot be unreasonably withheld or where the same are customarily obtained subsequent to the assignment, disposition or transfer of such oil and gas leases or interests therein, or such operations;

(i) required non-governmental third party consents to assignments which have been obtained or waived by the appropriate parties or which need not be obtained prior to an assignment or with respect to which consent cannot be unreasonably withheld and preferential rights to purchase which have been waived by the appropriate parties or for which the time period for asserting such rights has expired without the exercise of such rights;

(j) the Master Conveyance;

(k) this Conveyance or any similar Recordable Conveyance executed in accordance with the Master Conveyance; and

(l) Liens created or caused by Grantee.

The references in this definition to Liens and other encumbrances apply only to the extent the same are valid and subsisting, and affect the Subject Interests, and shall not be deemed to recognize or create any rights in third parties.

“Person” means an individual, partnership (whether general or limited), corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, bank, joint venture, firm or other entity.

“Production” shall mean all Hydrocarbons produced (or allocated or attributed to), saved and sold from the Subject Interests (on a take basis) (for the avoidance of doubt, including, without duplication, Hydrocarbons attributed to the Overriding Royalty Interest or any Lease Burden (to the extent a Lease Burden burdens the Subject Interests)) from and after the Effective

11

Time, but excluding any (i) Hydrocarbons lost, flared or used for operating, development or production purposes in the ordinary course of business within the area covered by such Subject Interests or (ii) Non-Consent Hydrocarbons.

“Specified Post-Production Costs” means any costs incurred for activities downstream of the wellhead for gathering, transporting, compressing, treating, handling, separating, dehydrating or processing the Production prior to sale, provided that (a) such costs are allocated on the same basis as and proportionately with Grantor’s and Grantee’s interests in the Production and the proceeds thereof, and (b) either (i) such costs are charged to Grantor by Non-Affiliates of Grantor or (ii) such costs are charged by Grantor or its Affiliates at current market rates substantially similar to those terms available from Non-Affiliates in the same area as the Subject Interests that are engaged in the business of rendering comparable services or furnishing comparable equipment and supplies, taking into consideration all such terms, including the price, point of sale or service, condition of supplies or equipment, and availability of supplies and equipment and such term as Grantor determines in good faith would be utilized by a reasonably prudent operator in obtaining such equipment or services from a Non-Affiliate.

“Specified Taxes” means (a) production, severance, sales, excise and other similar taxes assessed upon, otherwise owing with respect to or measured by the amount or value of Hydrocarbons produced or the proceeds from the sale thereof excluding income taxes, and (b) property or ad valorem taxes to the extent assessed on the interests subject to the Overriding Royalty Interest (whether assessed separately or as part of the value of such interests).

“Subject Formation” means the geologic formation (or formations) covered by or subject to any Lease the base of which is below 18,000 feet true vertical depth subsea (measured from sea level, whether onshore or offshore), but shall not include (i) perforated intervals shallower than 18,000 feet true vertical depth subsea (measured from sea level, whether onshore or offshore), as applicable, or (ii) as respects OCS 0310, depths shallower than the salt or salt weld as seen in the South Marsh Island Block 217 No. 234 Well (which are deeper than 18,000 feet true vertical depth subsea measured from sea level).

“Subject Interests” means all right, title and interest of Grantor in, to and under all the Leases insofar, and only insofar, as such right, title and interest of Grantor in, to and under the Leases cover Hydrocarbons produced or that may be produced from the Subject Formation(s) from and after the Effective Time and prior to the Termination Date.

“Termination Date” means the earlier of (i) the End Date or (ii) such earlier date on which the Trust is dissolved pursuant to the terms of the Trust Agreement, provided the Termination Date for any Overriding Royalty Interest transferred by Grantee pursuant to Section 5.1 of the Master Conveyance shall be the earlier of (A) the End Date and (B) the ORRI Purchase Option Closing; and provided further that the Termination Date for any Overriding Royalty Interest transferred pursuant to Section 5.4 of the Master Conveyance shall be the End Date.

“Termination Time” means 7:00 a.m. Central Time on the Termination Date.

12

“Working Interest” means the interest owned in Oil wells, Gas wells, leaseholds or mineral rights (mineral estates) that determines the percentage share of costs borne by the owner of such interest, including working interests, operating rights interests or other cost-bearing interests, and mineral fee or ownership interests.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Governing Law. THIS CONVEYANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF LOUISIANA, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THE LAWS OF ANY OTHER JURISDICTION ARE MANDATORILY APPLICABLE.

Section 6.02. Successors and Assigns. The provisions and conditions contained in this Conveyance shall run with the land (as provided in Section 4.03) and the respective interests of Grantor and Grantee and (subject to Article IV) shall be binding upon and inure to the benefit of Grantor and Grantee and their respective successors and assigns. All references herein to either Grantor or Grantee shall include their respective successors and assigns.

Section 6.03. Multiple Originals. This Conveyance may be executed in multiple originals all of which shall constitute one and the same Conveyance.

Section 6.04. Partial Invalidity. In the event any provision contained in this Conveyance shall for any reason be held invalid, illegal or unenforceable by a Governmental Authority, then (to the extent permitted under applicable law) , such invalidity, illegality or unenforceability shall not affect any of the remaining provisions of this Conveyance which shall remain in full force and effect.

Section 6.05. Notices. Notices required or otherwise given pursuant to or in connection with this Conveyance shall be in writing and addressed to the parties at the addresses set forth herein.

Section 6.06. Master Conveyance. This Conveyance is made and entered into pursuant to the Master Conveyance and is subject to the terms thereof. A copy of the Master Conveyance may be obtained from Grantor or Grantee. In the event of a conflict or inconsistency between the terms and provisions of this Conveyance and those of the Master Conveyance, the terms and provisions of the Master Conveyance shall control.

Section 6.07. Nature of Overriding Royalty Interest; Intentions of the Parties. Each Overriding Royalty Interest shall constitute, and this Conveyance shall be an absolute conveyance of, a real property interests and right. Nothing herein contained shall be construed to constitute either party hereto (under state law, for tax purposes or otherwise) the agent of, or in partnership with, the other party. If, however, the parties hereto are deemed to have entered into a relationship that constitutes a partnership for federal income tax purposes, the parties hereby elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal

13

Revenue Code of 1986, as amended (the “Code”), and agree not to take any position inconsistent with such election. IN ADDITION, THE PARTIES HERETO INTEND THAT THE OVERRIDING ROYALTY INTEREST SHALL AT ALL TIMES BE TREATED (a) FOR FEDERAL INCOME TAX PURPOSES AS AN OVERRIDING ROYALTY INTEREST OR, IF REQUIRED BY APPLICABLE LAW, AS A “PRODUCTION PAYMENT” UNDER SECTION 636(a) OF THE CODE AND (b) AS AN INTEREST IN REAL PROPERTY AND REAL RIGHT, AND, IN ACCORDANCE THEREWITH AND THE TERMS OF THIS CONVEYANCE, GRANTEE SHALL LOOK EXCLUSIVELY TO THE HYDROCARBONS PRODUCED FROM THE SUBJECT INTERESTS FOR THE SATISFACTION AND REALIZATION OF THE OVERRIDING ROYALTY INTEREST. THE PARTIES HERETO AGREE TO FILE ALL APPLICABLE TAX RETURNS IN ACCORDANCE WITH THE INTENDED TAX TREATMENT STATED ABOVE. ALL PROVISIONS OF THIS CONVEYANCE SHALL BE CONSTRUED AND TREATED ACCORDINGLY.

[signature page follows]

14

EXECUTED by each party in the presence of the undersigned competent witnesses on the date indicated below but effective as of the Effective Time.

WITNESSES:	GRANTOR:

MCMORAN OIL & GAS LLC

Print Name:	By:
Name:
Title:
Print Name:	Date:

THE STATE OF______________________§
§
PARISH OF ________________________ §

        On this          day of                         , 20     , before me appeared                         , to me personally known, who being by me duly affirmed, did say that he is the                          of McMoRan Oil & Gas LLC, a Delaware limited liability company, and that the instrument was signed on behalf of the company by authority of its                          and that he acknowledged that the instrument to be the free act and deed of the limited liability company.

Notary Public My Commission Expires: ______________________

(SEAL)

Signature Page to the Conveyance of Overriding Royalty Interest

15

WITNESSES:	GRANTEE:

GULF COAST ULTRA DEEP ROYALTY TRUST

	By:	The Bank of New York Mellon Trust Company, N.A., as
Print Name:		Trustee

Print Name:		Name:
Title:
Date:

THE STATE OF	§
§
COUNTY OF	§

On this      day of             , 20    , before me appeared                                         , to me personally known, who being by me duly affirmed, did say that he is the                                          of The Bank of New York Mellon Trust Company, N.A., the trustee of Gulf Coast Ultra Deep Royalty Trust, a statutory trust created under the laws of the State of Delaware, and that the instrument was signed on behalf of the trust, and that the instrument was on behalf of the trust by authority of its Amended and Restated Royalty Trust Agreement and that he acknowledged the instrument to be the free act and deed of the trust.

Notary Public
My Commission Expires:

(SEAL)

Signature Page to the Conveyance of Overriding Royalty Interest

16

Exhibit A

to the

Conveyance of Overriding Royalty Interest

EXHIBIT D

Recordable Memorandum

D-1

MEMORANDUM OF CONVEYANCE

This Memorandum of Conveyance (the “Memorandum”), is executed to be effective concurrently with that Master Conveyance of Overriding Royalty Interest, dated as of June 3, 2013 (the “Master Conveyance”), by and between McMoRan Oil & Gas LLC, as grantor (“Grantor”), and Gulf Coast Ultra Deep Royalty Trust, as grantee (“Grantee”), covering among other things the conveyance of an overriding royalty interest in certain oil, gas and/or mineral properties in the areas described in Exhibit “A” (such areas, the “Prospect Areas”).

The purpose of this Memorandum is to place third parties on notice of the Master Conveyance. This Memorandum incorporates by reference all of the terms and conditions of the Master Conveyance, and all capitalized terms used but not defined herein shall have the meaning ascribed to them in the Master Conveyance.

The Master Conveyance provides, among other things, that:

1.	The interests of Grantor and its Affiliates under (i) Leases acquired on or prior to December 5, 2017, and (ii) Add-On Leases related to the Prospect Areas are subject to and burdened with the terms and provisions of the Master Conveyance to the extent such interests cover hydrocarbons produced from the Subject Formations (the “Subject Interests”).

2.	Grantee is entitled to an Overriding Royalty Interest with respect to each Subject Interest of 5%, proportionately reduced to the extent the Subject Interest is less than 100% of the Working Interest applicable to the Subject Formations under a Lease to which such Subject Interest relates.

3.	The Subject Interests which are subject hereto may not be assigned or transferred by Grantor or its Affiliates except in accordance with those terms, provisions and restrictions in the Master Conveyance regulating such transfers.

4.	Each Overriding Royalty Interest will be carved out of the Working Interest of Grantor and its Affiliates represented by the Subject Interests at the time the Overriding Royalty Interest is granted. The Effective Time of each Overriding Royalty Interest assigned will be the date of the Recordable Conveyance assigning such Overriding Royalty Interest to Grantee, provided if Production with respect to such Subject Interests shall have first occurred prior to the date of such Recordable Conveyance the Effective Time shall be the first day on which Production was first obtained from any Subject Interest to which such Recordable Conveyance relates.

5.

Notwithstanding the foregoing and Section 5.2 of the Master Conveyance, from time to time Grantor and its Affiliates may assign a portion of their Working Interest in a Lease (or any Well attributable thereto) to third parties free and clear of the Overriding Royalty Interest to the extent necessary to satisfy the obligations of Grantor and its Affiliates existing as of June 3, 2013 or which may arise after June 3, 2013, in connection with the good faith efforts of Grantor and its Affiliates to acquire Leases and/or enter into development and participation

2

agreements with respect to the development of the Subject Formations; provided that no such assignment shall be permitted, and shall be void ab initio, unless certain conditions specified in Section 2.1(h) of the Master Conveyance are satisfied.

6.	If Grantor or any of its Affiliates is ever liable for any indebtedness or hedging obligation, Grantor will ensure that (i) with respect to any Lease that is burdened by any Lien or security interest securing such indebtedness or hedging obligation, at least five percent (5%) of Grantor’s rights and interests in such Lease attributable to the Subject Interests is excluded from such lien and security interest and (ii) the terms and conditions of such indebtedness or hedging obligation will not prevent or otherwise restrict Grantor from satisfying its obligations under the Master Conveyance or any Recordable Conveyance and will require any party secured under such arrangement to agree to release its lien or security interest, if any, to the extent required to permit the grant of Overriding Royalty Interest in accordance with the terms hereof.

7.	If the closing of an ORRI Transfer occurs, then (i) upon the closing of the ORRI Transfer this Memorandum shall be amended to identify the ORRI Purchase Price as determined in accordance with the Master Conveyance and (ii) at any time after the closing of an ORRI Transfer until June 3, 2033, Grantor shall have the right and option (the “ORRI Purchase Option”) to purchase all, but not less than all, of such Overriding Royalty Interests at a price equal to the ORRI Purchase Price. Grantor may exercise the ORRI Purchase Option by providing written notice (the “ORRI Purchase Notice”) to Grantee and tendering to Grantee the full ORRI Purchase Price (the time of such tender, the “ORRI Purchase Option Closing”) by wire transfer of immediately available funds to the account designated in writing by such Person after receipt of the ORRI Purchase Notice.

The following terms shall have the definitions given to them below:

“Leases” shall mean any Oil, Gas and/or other mineral lease covering or otherwise related to all or any portion of (a) a Prospect Area, (b) any area with which all or any portion of a Prospect Area is aggregated by unitization, pooling or similar aggregation principles, (c) all other rights in, to or under any other instrument or fee tract related to, and all other rights to drill for, develop and produce Hydrocarbons from, a Prospect Area and any area with which all or any portion of a Prospect Area is aggregated by unitization, pooling or similar aggregation principles, and (d) following December 5, 2017, any replacement lease taken upon or in anticipation of expiration or termination of any such Lease (if executed and delivered during the term of or within one year after expiration of the predecessor Lease), insofar only as any such replacement lease covers the Subject Formations under the same lands described in the original Lease.

“Subject Formations” shall mean the geologic formation (or formations) covered by or subject to any Lease the base of which is below 18,000 feet true vertical depth subsea (measured from sea level, whether onshore or offshore), but shall

3

not include (i) perforated intervals shallower than 18,000 feet true vertical depth subsea (measured from sea level, whether onshore or offshore), or (ii) as respects OCS 0310, depths shallower than the salt or salt weld as seen in the South Marsh Island Block 217 No. 234 Well (which are deeper than 18,000 feet true vertical depth subsea measured from sea level).

The Master Conveyance includes other provisions which do not conflict with but supplement the above described provisions. Should any person or firm desire additional information regarding the Master Conveyance or wish to inspect a copy of the Master Conveyance, said person or firm should contact the Grantor.

This Memorandum is intended to be a description of certain terms of the Master Conveyance for the purpose of placing notice of such provisions of public record, and is not intended to modify or alter the terms of the Master Conveyance. To the extent any provision of this Memorandum conflicts with any provision of the Master Conveyance, the terms of the Master Conveyance shall control.

This Memorandum may be executed by Grantor and Grantee in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument. For purposes of recording, only one copy of this Memorandum with individual signature pages attached to it needs to be filed of record.

4

IN WITNESS WHEREOF, Grantor and Grantee have executed this Memorandum on this 3rd day of June, 2013.

GRANTOR:

MCMORAN OIL & GAS LLC

By:

GRANTEE:

GULF COAST ULTRA DEEP ROYALTY TRUST

By:

5